SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date or earliest event reported) February 12, 2002


                         UNIROYAL TECHNOLOGY CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State of other jurisdiction of incorporation)



                  0-20686                             65-0341868
                -----------                        ---------------
          (Commission File Number)         (IRS Employer Identification No.)



          Two North Tamiami Trail, Suite 900
          Sarasota, Florida                               34236
          --------------------------                   ----------
          (Address of principal executive offices)     (Zip Code)


        Registrant's telephone number, including area code (941) 361-2100


            --------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

         Item 5.  Other Events

                  On January 7, 2002, Uniroyal Technology Corporation (the "Company"), formalized its intent to sell its Uniroyal Engineered Products division, which comprises its Coated Fabrics segment.

                  Included in this Form 8-K as Appendix A are the Company's Consolidated Financial Statements as of September 30, 2001 and October 1, 2000, and for the fiscal years ended September 30, 2001, October 1, 2000 and September 26, 1999, and the related Consolidated Financial Statement Schedule restated to show the Coated Fabrics segment as a discontinued operation.



                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            UNIROYAL TECHNOLOGY CORPORATION




         Date:  February 12, 2002           By:/s/ George J. Zulanas, Jr.
                                            -----------------------------
                                            George J. Zulanas, Jr., Executive
                                              Vice President, Treasurer and
                                              Chief Financial Officer

Appendix A.    Consolidated Financial Statements and Supplementary Data.

         Index to Consolidated Financial Statements

         Consolidated Financial Statements as of September 30, 2001 and October 1, 2000 and for the Years Ended September 30, 2001, October 1, 2000 and September 26, 1999:

               Independent Auditors' Report                                 F-2

               Consolidated  Balance  Sheets as of September
               30, 2001 and October 1, 2000                                 F-3

               Consolidated Statements of Operations for the
               Years Ended  September  30, 2001,  October 1,
               2000 and September 26, 1999                                  F-5

               Consolidated   Statements  of   Comprehensive
               (Loss)  Income for the Years Ended  September
               30, 2001,  October 1, 2000 and  September 26,
               1999                                                         F-6

               Consolidated   Statements   of   Changes   in
               Stockholders'  Equity  for  the  Years  Ended
               September  30,  2001,  October  1,  2000  and
               September 26, 1999                                           F-7

               Consolidated Statements of Cash Flows for the
               Years Ended  September  30, 2001,  October 1,
               2000 and September 26, 1999                                  F-8

               Notes to  Consolidated  Financial  Statements                F-10



        Consolidated Financial Statement Schedule:

               Independent Auditors' Report                                 S-1

               Schedule  II  -  Valuation   and   Qualifying
               Accounts                                                     S-2

               Schedules Omitted - Certain other schedules have been omitted because they are not required or because the information required therein has been included in Notes to Consolidated Financial Statements.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Uniroyal Technology Corporation


We have audited the accompanying consolidated balance sheets of Uniroyal Technology Corporation and subsidiaries (the "Company") as of September 30, 2001 and October 1, 2000, and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders' equity and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2001 and October 1, 2000 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 2, 3 and 25 to the consolidated financial statements, the Company's recurring losses from operations and negative cash flow from operating activities raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Notes 3 and
25. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


DELOITTE & TOUCHE LLP
Certified Public Accountants


Tampa, Florida
December 21, 2001
 (February 11, 2002 as to Note 25)

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                           ASSETS

                                                                              September 30,       October 1,
                                                                                  2001               2000
                                                                              -------------      -----------

    Current assets:

       Cash and cash equivalents (Notes 2 and 3)                              $     2,035        $    36,623

       Short-term investments (Notes 2 and 4)                                           -             12,425

       Trade accounts receivable (less estimated reserve for
         doubtful accounts of $5 and $5, respectively) (Notes 2 and 11)             1,167              1,065

       Inventories (Notes 2, 5 and 11)                                              6,604              2,280

       Accrued income taxes receivable                                              5,334                  -

       Deferred income taxes - net (Notes 2 and 14)                                     -              5,460

       Net assets of discontinued operations of UAS (Note 6)                       14,103             10,832

       Net assets of discontinued operations of UEP (Note 25)                      14,591             16,029

       Prepaid expenses and other current assets                                    1,876              1,278
                                                                              -----------        -----------
         Total current assets                                                      45,710             85,992

    Property, plant and equipment - net (Notes 2 and 7)                            59,588             38,225

    Property, plant and equipment held for sale - net (Note 2)                      1,597              2,301

    Investments (Note 2 and 4)                                                          -              8,902

    Goodwill - net (Notes 2, 8 and 9)                                              23,430             26,519

    Deferred income taxes - net (Notes 2 and 14)                                        -              7,828

    Other assets - net (Notes 2 and 10)                                             9,578              9,865
                                                                              -----------        -----------
    TOTAL ASSETS                                                              $   139,903        $   179,632
                                                                              ===========        ===========



                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Continued)
                        (In thousands, except share data)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                              September 30,         October 1,
                                                                                  2001                 2000
                                                                              -------------        -----------
      Current liabilities:
         Current portion of long-term debt (Note 11)                          $    17,974          $     6,558
         Trade accounts payable                                                    12,917                6,305
         Net liabilities of discontinued operations of HPPI (Note 12)               1,910                4,632
         Accrued expenses:
           Compensation and benefits                                                4,310                7,553
           Interest                                                                   151                  156
           Taxes, other than income                                                   240                  109
           Accrued income taxes                                                         -                  623
           Other                                                                    2,372                1,374
                                                                              -----------          -----------
           Total current liabilities                                               39,874               27,310
      Long-term debt, net of current portion  (Note 11)                            12,196               15,094
      Other liabilities (Note 13)                                                  24,162               22,844
                                                                              -----------          -----------
           Total liabilities                                                       76,232               65,248
                                                                              -----------          -----------
      Commitments and contingencies (Note 15)
      Minority interest (Notes 1, 2 and 8)                                            225                7,535
      Stockholders' equity (Note 16):
         Preferred stock:
           Series C - 0 shares issued and outstanding; par value
           $0.01; 450 shares authorized                                                 -                    -
         Common stock:
           32,662,611  and 30,707,976 shares issued or to be issued,
           respectively; par value $0.01; 100,000,000 shares
           authorized                                                                 327                  307
         Additional paid-in capital                                               113,904               94,296
         Retained (deficit) earnings                                              (11,260)              40,575
         Accumulated other comprehensive loss - net                                     -                  (44)
                                                                              -----------          -----------
                                                                                  102,971              135,134
        Less treasury stock at cost - 4,794,869 and 4,841,059 shares,
           respectively                                                           (39,525)             (28,285)
                                                                              -----------          -----------
           Total stockholders' equity                                              63,446              106,849
                                                                              -----------          -----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $   139,903          $   179,632
                                                                              ===========          ===========

                                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                                                                              Fiscal Years Ended
                                                                           -----------------------------------------------------
                                                                           September 30,          October 1,       September 26,
                                                                               2001                  2000              1999
                                                                           -------------          ----------       -------------

Net sales                                                                  $     5,063          $     3,023         $       485
Costs, expenses and (other income):
   Costs of goods sold                                                           6,721                2,960                 436
   Selling and administrative (Note 8)                                          26,977               29,116              10,199
   Depreciation and other amortization                                          13,975                5,482                 930
   Write-down of goodwill (Note 9)                                               9,816                    -                   -
   Loss on assets to be disposed of (Note 2)                                     1,389                1,116                   -
   Purchased in-process research and development (Notes 8 and 9)                   250                6,590                   -
   Provision for uncollectible note receivable (Note 17)                             -                5,387                   -
   Write-down of technology license (Note 10)                                        -                4,000                   -
   Gain on sale of preferred stock investment (Note 18)                              -               (2,905)               (898)
                                                                           -----------          -----------         -----------
Loss before interest, income taxes, minority interest and
   discontinued operations                                                     (54,065)             (48,723)            (10,182)

Interest income                                                                  1,590                3,164                 205
Interest expense                                                                (1,724)              (2,086)               (973)
                                                                           -----------          -----------         -----------
Loss before income taxes, minority interest and  discontinued
   operations                                                                  (54,199)             (47,645)            (10,950)

Income tax (expense) benefit (Notes 2 and 14)                                   (6,549)              27,186               5,266
                                                                           -----------          -----------         -----------
Loss before minority interest and discontinued operations                      (60,748)             (20,459)             (5,684)

Minority interest in net losses of consolidated joint venture                    8,246                7,918               2,191
                                                                           -----------          -----------         -----------
Loss from continuing operations before discontinued operations                 (52,502)             (12,541)             (3,493)

Income from discontinued operations, net of income tax expense of
   $736, $2,042 and $5,421, respectively (Notes 6, 12 and 25)                      889                3,407               9,013
(Loss) gain on disposition of discontinued operations, net of income
   tax expense of $529 and $38,146, respectively (Notes 6 and 12)                 (222)              55,821                   -
                                                                           -----------          -----------         -----------
Net (loss) income                                                          $   (51,835)         $    46,687         $     5,520
                                                                           ===========          ===========         ===========

Net (loss) income per common share - basic (Notes 2 and 21)
-----------------------------------------------------------
   Loss from continuing operations                                         $     (2.00)         $     (0.50)        $     (0.14)
   Income from discontinued operations                                            0.03                 2.37                0.37
                                                                           -----------          -----------          ----------
   Net (loss) income                                                       $     (1.97)         $      1.87         $      0.23
                                                                           ===========          ===========         ===========
Net (loss) income per common share - assuming dilution (Notes 2
---------------------------------------------------------------
  and 21)
---------
   Loss from continuing operations                                         $     (2.00)         $     (0.50)        $     (0.14)
   Income from discontinued operations                                            0.03                 2.37                0.37
                                                                           -----------          -----------         -----------
   Net (loss) income                                                       $     (1.97)         $      1.87         $      0.23
                                                                           ===========          ===========         ===========

                                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
                                 (In thousands)

                                                                                              Fiscal Years Ended
                                                                           ------------------------------------------------------
                                                                           September 30,          October 1,        September 26,
                                                                               2001                  2000               1999
                                                                           -------------          ----------        -------------


      Net (loss) income                                                    $   (51,835)         $    46,687         $     5,520
                                                                           -----------          -----------         -----------

      Net unrealized gain (loss) on securities available for sale, net of taxes:

        Unrealized gain (loss) on securities
          available for sale                                                        53                  (44)                648

        Less: reclassification adjustment for gains
          realized in net income                                                    (9)                (100)               (548)
                                                                           -----------          -----------         -----------
      Net unrealized gain (loss)                                                    44                 (144)                100
                                                                           -----------          -----------         -----------
      Comprehensive (loss) income (Note 2)                                 $   (51,791)         $    46,543         $     5,620
                                                                           ===========          ===========         ===========

                                 See notes to consolidated financial statements.


                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
 FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001, OCTOBER 1, 2000 AND SEPTEMBER 26, 1999
                                 (In thousands)

                                                                                               Accumulated
                                                                      Additional   Retained      Other
                                                            Common     Paid-In     Earnings   Comprehensive  Treasury  Stockholders'
                                                             Stock     Capital     (Deficit)  Income (Loss)    Stock       Equity
                                                            ------    ----------  ---------- -------------  ---------- -------------
Balance at September 27, 1998                               $  284    $  54,471    $(11,632)    $       -    $(10,812)    $  32,311
Common stock issued for acquisitions                             -          775           -             -         598         1,373
Common stock issued under stock option plans                    10        1,688           -             -      (1,345)          353
Common stock issued to employee benefit plan                     -          199           -             -           -           199
Amounts received pursuant to Directors' stock option plan        -          121           -             -           -           121
Purchases of treasury stock                                      -            -           -             -      (9,114)       (9,114)
Tax benefit from exercise of stock options                       -          562           -             -           -           562
Purchases of warrants                                            -         (292)          -             -           -          (292)
Net income                                                       -            -       5,520             -           -         5,520
Comprehensive income                                             -            -           -           100           -           100
                                                            ------    ---------    --------     ---------    --------     ---------
Balance at September 26, 1999                                  294       57,524      (6,112)          100     (20,673)       31,133
Common stock issued for acquisition                             15       40,599           -             -           -        40,614
Common stock issued under stock option plans                    13        2,127           -             -      (1,368)          772
Common stock issued to employee benefit plan                     -          182           -             -          37           219
Amounts received pursuant to Directors' stock option plan        -          112           -             -           -           112
Purchases of treasury stock                                      -            -           -             -     (13,850)      (13,850)
Cancellation of treasury shares                                (16)      (7,553)          -             -       7,569             -
Tax benefit from exercise of stock options                       -          564           -             -           -           564
Exercise of warrants                                             1          741           -             -           -           742
Net income                                                       -            -      46,687             -           -        46,687
Comprehensive loss                                               -            -           -          (144)          -          (144)
                                                            ------    ---------    --------     ---------    --------     ---------
Balance at October 1, 2000                                     307       94,296      40,575           (44)    (28,285)      106,849
Common stock issued for acquisition of joint venture             -        8,583           -             -       6,484        15,067
Common stock issued under stock option plans                    20        9,042           -             -      (8,779)          283
Common stock issued to employee benefit plan                     -        1,663           -             -         696         2,359
Common stock issued under stock purchase plan                    -           54           -             -           -            54
Amounts received pursuant to Directors' stock option plan        -           90           -             -           -            90
Purchases of treasury stock                                      -            -           -             -      (9,641)       (9,641)
Tax benefit from exercise of stock options                       -          170           -             -           -           170
Exercises of warrants                                            -            6           -             -           -             6
Net loss                                                         -            -     (51,835)            -           -       (51,835)
Comprehensive income                                             -            -           -            44           -            44
                                                            ------    ---------    --------     ---------    --------     ---------
Balance at September 30, 2001                               $  327    $ 113,904    $(11,260)    $       -    $(39,525)    $  63,446
                                                            ======    =========    ========     =========    ========     =========

                                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                                                                                Fiscal Years Ended
                                                                           ------------------------------------------------------
                                                                           September 30,         October 1,         September 26,
                                                                               2001                 2000                1999
                                                                           -------------        -----------        --------------
OPERATING ACTIVITIES:
   Net (loss) income                                                       $   (51,835)         $    46,687         $     5,520
   Deduct income from and (loss) gain on disposition of
     discontinued operations                                                      (667)             (59,228)             (9,013)
                                                                           -----------          -----------         -----------
   Loss from continuing operations                                             (52,502)             (12,541)             (3,493)
   Adjustments to reconcile net (loss) income to net cash (used in )
     provided by operating activities:
       Depreciation and other amortization                                      13,975                5,482                 930
       Deferred tax expense                                                     13,315                7,221               2,392
       Amortization of debt issuance costs                                          53                    2                   -
       Write-down of goodwill                                                    9,816                    -                   -
       Loss on assets to be disposed of                                          1,389                1,116                   -
       Purchased in-process research and development                               250                6,590                   -
       Provision for uncollectible note receivable                                   -                5,387                   -
       Write-down of technology license                                              -                4,000                   -
       Gain on sale of preferred stock investment                                    -               (2,905)               (898)
       Minority interest in net losses of consolidated joint venture            (8,246)              (7,918)             (2,191)
       Other                                                                       169                  701                 109
       Changes in assets and liabilities:
         Increase in trade accounts receivable                                     (91)                (586)                (11)
         Increase in inventories                                                (4,324)              (2,549)               (325)
         Increase in prepaid expenses and other assets                          (6,362)              (1,589)             (1,643)
         Increase in trade accounts payable                                      6,665                3,191                 360
         (Decrease) increase in accrued expenses                                  (221)               5,382                 328
         Increase in other liabilities                                           1,318                1,153               1,279
                                                                           -----------          -----------         -----------
   Net cash (used in) provided by continuing operations                        (24,796)              12,137              (3,163)
   Net cash (used in) provided by discontinued operations                         (170)             (42,870)             24,975
                                                                           -----------          -----------         -----------
   Net cash (used in) provided by operating activities                         (24,966)             (30,733)             21,812
                                                                           -----------          -----------         -----------
INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                                  (26,086)             (25,836)            (10,445)
   Investment purchases of available-for-sale securities                       (13,015)             (50,115)                  -
   Investment purchases of held-to-maturity securities                          (6,002)             (17,434)                  -
   Proceeds from sales of available-for-sale securities                         16,994               46,150                   -
   Proceeds from held-to-maturity securities                                    23,477                    -                   -
   Business acquisitions, net of cash acquired                                  (2,750)                 613                (732)
   Purchase of investment                                                            -               (2,640)                  -
   Proceeds from sale of preferred stock                                             -                8,125               4,822
   Purchase of preferred stock                                                       -                    -              (9,144)
   Proceeds from sale of discontinued operations                                     -              208,976                   -
   Proceeds from sale of division                                                    -                    -               1,567
                                                                           -----------          -----------         -----------
   Net cash (used in) provided by investing activities                          (7,382)             167,839             (13,932)
                                                                           -----------          -----------         -----------


                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                 (In thousands)
                                                                                                Fiscal Years Ended
                                                                           -----------------------------------------------------
                                                                           September 30,         October 1,        September 26,
                                                                               2001                 2000               1999
                                                                           -------------         -----------       -------------
 FINANCING ACTIVITIES:
   Repayment of term loans                                                      (6,313)             (91,704)            (10,173)
   Proceeds from term loans                                                      5,095                    -               2,582
   Net increase (decrease) in revolving loan balances                            5,948              (13,162)              3,086
   Proceeds from termination of interest rate swaps                                  -                  950                   -
   Minority interest capital contributions                                       2,382               11,628               5,725
   Stock options exercised                                                         283                  772                 353
   Purchases of warrants                                                             -                    -                (292)
   Exercise of warrants                                                              6                  742                   -
   Purchases of treasury stock                                                  (9,641)             (13,850)             (9,114)
                                                                           -----------          -----------         -----------
   Net cash used in financing activities                                        (2,240)            (104,624)             (7,833)
                                                                           -----------          -----------         -----------
Net (decrease) increase in cash and cash equivalents                           (34,588)              32,482                  47
Cash and cash equivalents at beginning of year                                  36,623                4,141               4,094
                                                                           -----------          -----------         -----------
Cash and cash equivalents at end of year                                   $     2,035          $    36,623         $     4,141
                                                                           ===========          ===========         ===========

Supplemental Disclosures:

Payments for income taxes and interest were as follows (in thousands):

                                                                                                 Fiscal Years Ended
                                                                           -----------------------------------------------------
                                                                           September 30,          October 1,       September 26,
                                                                               2001                  2000              1999
                                                                           -------------        ------------       -------------
Income tax payments - continuing operations                                $       375          $     6,344         $       677
Income tax payments - discontinued operations                                    2,201                  341                 432
Interest payments (net of capitalized interest) -
  continuing operations                                                          1,484                2,113                 685
Interest payments (net of capitalized interest) -
  discontinued operations                                                           32                4,715               6,884

Non-cash investing activities were as follows (in thousands):

                                                                                               Fiscal Years Ended
                                                                           ----------------------------------------------------
                                                                           September 30,        October 1,        September 26,
                                                                               2001                2000               1999
                                                                           -------------        -----------       -------------
Business acquisitions purchased with Company common
   stock                                                                   $    15,067          $    40,614        $     1,373
Business acquisitions purchased with notes payable                                   -                   -               3,033

The purchases of property, plant and equipment and the proceeds from term loans for the fiscal years ended September 30, 2001, October 1, 2000 and September 26, 1999 do not include $3,500,000, $3,211,000 and $20,372,000, respectively, related to property held under capitalized leases (Note 15).

During the fiscal years ended September 30, 2001, October 1, 2000 and September 26, 1999, the Company made matching contributions to its 401(k) Savings Plan of $124,000, $219,000 and $199,000, respectively, through the re-issuance of 19,933, 17,206 and 39,344 shares of its common stock from treasury, respectively, related to both continuing and discontinued operations.

During the fiscal year ended September 30, 2001, the Company made special discretionary contributions to its 401(k) Savings Plan for the plan years ended December 31, 2000 and December 31, 1999. These special contributions were valued at approximately $2,235,000 and were funded through the re-issuance of 298,612 shares of common stock from treasury. The estimated liability and related compensation expense for the special discretionary contributions accrued at October 1, 2000 approximated $1,192,000 for continuing operations and $965,000 for discontinued operations.

                                 See notes to consolidated financial statements.

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Fiscal Years Ended September 30, 2001,
                     October 1, 2000 and September 26, 1999


1.       THE COMPANY

         The accompanying consolidated financial statements relate to Uniroyal Technology Corporation, its wholly-owned subsidiaries, Uniroyal HPP Holdings, Inc., Uniroyal Compound Semiconductors, Inc. (formerly Uniroyal Optoelectronics, Inc.), BayPlas3, Inc., BayPlas7, Inc., UnitechOH, Inc. and UnitechNJ, Inc., and its majority-owned subsidiary, Uniroyal Liability Management Company (collectively, the "Company"). Uniroyal HPP Holdings, Inc. includes its wholly-owned subsidiary, High Performance Plastics, Inc. ("HPPI"). BayPlas7, Inc. includes its 98% owned subsidiary, Uniroyal Engineered Products, LLC, which includes its operating divisions, Uniroyal Engineered Products ("UEP") and Uniroyal Adhesives and Sealants ("UAS"). The remaining ownership in Uniroyal Engineered Products, LLC is split between Uniroyal Technology Corporation and Uniroyal Compound Semiconductors, Inc. Uniroyal Compound Semiconductors, Inc. includes its wholly-owned subsidiaries, NorLux Corp., Sterling Semiconductor, Inc., Uniroyal Optoelectronics, LLC and Uniroyal Optoelectronics Service Corporation. Uniroyal Liability Management Company includes its wholly-owned subsidiary BayPlas2, Inc. See Note 6 for information regarding the sale of UAS. See Note 8 regarding the purchase of the minority interest in the Uniroyal Optoelectronics, LLC joint venture. See Note 12 for information concerning the sale of HPPI's business. See Note 25 for information concerning the proposed sale of UEP.

         Uniroyal Liability Management Company, Inc. ("ULMC") is a special purpose subsidiary created in the fiscal year ended September 26, 1999 to administer the Company's employee and retiree medical benefit programs. The Company owns a controlling interest (69%) in ULMC; therefore, the accompanying consolidated financial statements include the results of operations of ULMC and its subsidiary, BayPlas2, Inc., which is a special purpose subsidiary created in the fiscal year ended October 1, 2000 to hold certain assets of ULMC.

         NorLux Corp. is a development stage company which will engage in the design, development and manufacture of optoelectronic devices and optoelectronic solutions. Uniroyal Optoelectronics Service Corporation was established during the fiscal year ended September 30, 2001 and leases employees to Uniroyal Optoelectronics, LLC and ULMC. UnitechNJ, Inc. is a special purpose subsidiary created during the fiscal year ended September 26, 1999 to hold the Company's plant in Stirling, New Jersey. UnitechOH, Inc. and BayPlas3, Inc. are special purpose subsidiaries created during the fiscal year ended October 1, 2000 to hold certain assets of the Company. BayPlas7, Inc. is a special purpose subsidiary created during the fiscal year ended September 30, 2001 to hold certain assets of the Company.

         The Company is principally engaged in the development, manufacture and sale of a broad range of materials employing compound semiconductor technologies and specialty chemicals.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Going Concern

         The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business; and, as a consequence the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. See further discussion at Notes 3 and 25.

         Consolidation

         The consolidated financial statements include the accounts of Uniroyal Technology Corporation, its wholly-owned subsidiaries and its majority-owned subsidiary. All significant intercompany transactions and balances have been eliminated. Minority interest represents the minority shareholders' proportionate share of the equity of the Company's majority-owned subsidiary.

         Fiscal Year End

         The Company's fiscal year ends on the Sunday following the last Friday in September. The dates on which the fiscal year ended for the past three fiscal years were September 30, 2001 ("Fiscal 2001"), October 1, 2000 ("Fiscal 2000") and September 26, 1999 ("Fiscal 1999"). Fiscal 2000 encompassed a 53-week period as compared to Fiscal 2001 and Fiscal 1999 which encompassed 52-week periods. The additional week in Fiscal 2000 occurred in the first quarter ended January 2, 2000.

         Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         Cash and cash equivalents include all highly liquid investments purchased with an original maturity of three months or less.

         Investments and Investment in Preferred Stock

         All investments with an original maturity greater than three months are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement requires certain securities to be classified into three categories:

         (1) Securities Held-to-Maturity: Debt securities the entity has the ability and intent to hold to maturity are reported at amortized cost.

         (2) Trading Securities: Debt and equity securities bought and held principally for the purpose of sale in the near term are reported at fair value, with unrealized gains and losses included in earnings.

         (3) Securities Available-For-Sale: Debt and equity securities not classified as either held-to-maturity or trading are reported at fair value with unrealized gains and losses reported as a separate component of stockholders' equity.

         Management determines the appropriate classification of securities at the time of purchase and re-evaluates such designation as of each balance sheet date. The fair value of each equity security is determined by the most recently traded price of the underlying common stock at the balance sheet date. The fair value of debt securities is determined by broker quotes at the balance sheet date.

         Financial Instruments

         Interest rate swap agreements have been used to manage interest rate exposures. The interest rate differentials to be paid or received under such swaps were recognized over the life of the agreements as adjustments to interest expense.

         The estimated fair value of amounts reported in the consolidated financial statements have been determined using available market information and valuation methodologies, as applicable. The carrying value of all current assets and liabilities approximates the fair value because of their short-term nature. The fair values of non-current assets and liabilities approximate their carrying value unless otherwise indicated.

         Trade Accounts Receivable

         The Company grants credit to its customers generally in the form of short-term trade accounts receivable. The creditworthiness of customers is evaluated prior to the sale of inventory. There are no significant concentrations of credit risk to the Company associated with trade accounts receivable.

         Inventories

         Inventories are stated at the lower of cost or market. Cost is determined using a monthly average basis or standard costs (which approximates actual average costs) for raw materials and supplies and the first-in, first-out ("FIFO") basis of accounting or standard costs (which approximates actual FIFO costs) for work in process and finished goods.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost. The cost of property, plant and equipment held under capital leases is equal to the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Depreciation is computed under the straight-line method based on the cost and estimated useful lives of the related assets including assets held under capital leases. Interest costs applicable to the construction of major plant and expansion projects have been capitalized to the cost of the related assets. Interest capitalized during Fiscal 2001, Fiscal 2000 and Fiscal 1999 approximated $810,000, $287,000 and $791,000, respectively.

         SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. In accordance with SFAS No. 121, the Company uses an estimate of the future undiscounted net cash flows of the related assets over the remaining life in measuring whether the assets are recoverable.

         During Fiscal 2001, the Company made a decision to terminate its lease for a new facility in Sterling, Virginia for the operations of Sterling Semiconductor, Inc. The decision was made as a result of construction delays and breaches of contract. As a result of the lease termination, the Company recorded a write-off of approximately $686,000 for the impairment of assets at that facility. This amount is included in the statement of operations within loss on assets to be disposed of. The Company is currently involved in litigation regarding the lease termination (Note 15).

         Property, Plant and Equipment Held for Sale

         The Company has classified its Port Clinton, Ohio ("Port Clinton") facility and its Stirling, New Jersey ("Stirling") facility as held for sale.

         In November of 1998, the Company ceased operations at its Port Clinton facility in connection with its sale of the automotive operations of the Coated Fabrics segment (Note 20). The Company expects to dispose of the remaining Port Clinton assets, including real property, during the second quarter of the fiscal year ending September 29, 2002 ("Fiscal 2002") and is carrying the property at fair value less cost to sell based upon an executed asset purchase agreement for the property. The fair value less cost to sell of the property approximates $756,000 at September 30, 2001. The Company had previously recorded an impairment loss for the Port Clinton assets in Fiscal 1996 based upon a decision to sell the plant. The Company recorded additional impairment losses of $544,000 in Fiscal 2001 and $1,116,000 in Fiscal 2000, related to real property at Port Clinton.

         During Fiscal 1998, the Company decided to sell its Stirling facility. In accordance with SFAS No. 121, the Company had previously recorded a write-down of the facility in Fiscal 1998. In Fiscal 2001, the Company recorded an additional write-down of the facility of approximately $159,000. The Company expects the disposition of the Stirling facility to be completed in Fiscal 2002. The Company is carrying the facility at fair value less cost to sell based upon recent purchase offers. The fair value less cost to sell approximates $841,000 at September 30, 2001. The Stirling operations (excluding the facility) were sold to Spartech Corporation in Fiscal 2000. See Note 12.

         Amortization

         Debt issuance costs are included in other assets and are amortized using the interest method over the life of the related debt. Trademarks are included in other assets and are amortized using the straight-line method over periods ranging from 14 to 20 years. Goodwill is amortized on a straight-line basis over five years for the high technology business and 15 years for all others. Goodwill is reported net of accumulated amortization of $7,579,000 and $1,896,000 at September 30, 2001 and October 1, 2000, respectively.

         Research and Development Expenses

         Research and development expenditures are expensed as incurred. Research and development expenditures from continuing operations were $3,720,000 and $573,000 in Fiscal 2001 and Fiscal 2000, respectively. There was no research and development expense from continuing operations in Fiscal 1999. The increase in research and development expenditures is due to start-up operations of the Compound Semiconductor and Optoelectronics segment.

         Research and development expenditures from discontinued operations were $1,127,000, $1,491,000 and $2,201,000 in Fiscal 2001, Fiscal 2000 and
         Fiscal 1999, respectively.

         Employee Compensation

         The cost of post-retirement benefits is recognized in the consolidated financial statements over an employee's term of service with the Company.

         Income Taxes

         The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

         At September 30, 2001, the Company established a deferred tax asset valuation allowance of approximately $17,870,000 because management could not conclude that it is more likely than not that the deferred tax asset could be realized.

         Stock-Based Compensation

         The Company accounts for employee stock option grants using the intrinsic-value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Under APB Opinion No. 25, compensation costs for each stock option granted is computed as the amount by which the quoted market price of the Company's common stock on the date of grant exceeds the amount the employee must pay to acquire the common stock. The amount of compensation cost, if any, is charged to income over the vesting period.

         In Fiscal 1997, the Company adopted only the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Pro forma information regarding net income and earnings per share, as calculated under the provisions of SFAS No. 123, are disclosed in Note 16.

         Comprehensive (Loss) Income

         The Company adopted SFAS No. 130, Reporting Comprehensive Income, during Fiscal 1999. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. SFAS No. 130 requires that the Company's change in unrealized gains and losses on equity securities available for sale be included in comprehensive (loss) income. The net unrealized gain on securities available for sale is shown net of tax (expense) benefit of ($34,000), $28,000 and ($63,000) for the years ended September 30, 2001, October 1, 2000, September 26, 1999, respectively.

         Income Per Common Share

         Earnings per share are computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per share is based on the weighted average number of common shares outstanding for the period. Diluted earnings per share is based on the sum of weighted average number of shares outstanding for the period and the weighted average number of potential common shares outstanding. Potential common shares consist of outstanding options under the Company's stock option plans and outstanding warrants to purchase the Company's common stock.

         Stock Split

         On March 10, 2000, the Company declared a two-for-one stock split in the form of a 100% stock dividend to its common stockholders of record on March 20, 2000. The consolidated financial statements and accompanying notes have been retroactively adjusted to reflect the effect of the split.

         New Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends upon the intended use of the derivative and resulting designation. In July 1999, FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133, which postponed the effective date of SFAS No. 133 for one year. In June 2000, FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment to SFAS No. 133. The Company adopted SFAS No. 133 (as amended by SFAS No. 138) as of October 2, 2000. The adoption of this statement had no impact on the Company's financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 141, Business Combinations, which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that more of the pooling-of-interest method is no longer allowed. The Company has adopted this standard for business combinations after June 30, 2001.

         In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No.
         121. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of SFAS No. 142 and has not yet determined the effect of adoption on its financial position and results of operations.

         In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces SFAS No.
         121. The accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally are to be applied prospectively. The Company has not yet evaluated the impact the adoption of SFAS No. 144 will have on its financial statements.

         Reclassifications

         Certain prior years' amounts have been reclassified to conform with the current year's presentation.

3.       LIQUIDITY

         The Company has experienced losses from continuing operations in each of the three years ended September 30, 2001 and has an accumulated deficit of $11,260,000 as of September 30, 2001. Cash used in operations for the years ended September 30, 2001 and October 1, 2000 was $24,966,000 and $30,733,000, respectively, and it is likely that cash flow from operations will be negative throughout Fiscal 2002. The Company had working capital at September 30, 2001 of $5,836,000 compared to working capital of $58,682,000 as of October 1, 2000. At September 30, 2001, the Company's principal source of liquidity is $2,035,000 of cash and cash equivalents and $1,087,000 of availability under a revolving credit facility. Such conditions raise substantial doubt that the Company will be able to continue as a going concern for a reasonable period of time without receiving additional funding.

         The operating results for Fiscal 2001 and Fiscal 2000 have occurred while the Company has been repositioning its operations away from the mature, industrial-based activities and into the high-growth compound semiconductor technology industry. The transition to this business segment has required significant investment spending related to start-up costs and capital expenditures. Many of the markets in this business segment are characterized by long lead times for new products requiring significant working capital investments and extensive testing, qualification and approval by the Company's customers and end users of products. This business segment is marked by intense competition requiring the Company to introduce new products in a timely and cost-effective manner. This business segment started operations in the second quarter of Fiscal 2000 and has a limited operating history. The segment faces risks and difficulties as an early stage business in a high-growth and rapidly evolving industry. These factors have placed a significant strain on the financial resources of the Company. Management has sought to generate additional financial resources by reducing operating costs and selling certain assets and by seeking additional sources of financing, including bank and other lender financing as well as private placements. The ultimate success of the Company depends on its ability to obtain additional financing, to continue reducing operating costs and, ultimately to generate higher sales levels to attain profitability.

         On November 9, 2001, the Company sold certain net assets of UAS, which comprised its Specialty Adhesives segment (Note 6). Net cash proceeds at closing approximated $8,000,000 after the repayment of the Emcore Corporation note and the pay-down of a portion of the revolving line of credit related to UAS assets (Note 11).

4.       INVESTMENTS

         At September 30, 2001, the Company had no investments. During Fiscal 2001, the Company's remaining investments matured or were liquidated.

         At October 1, 2000, the Company's investment portfolio consisted of marketable debt securities classified as held-to-maturity and available-for-sale as well as marketable equity securities classified as available-for-sale. The carrying amount of the investment portfolio by investment type and classification as of October 1, 2000, was as follows (in thousands):

                                           Held-to-Maturity       Available-for-Sale           Total
                                           ----------------       ------------------         -----------
         Short-term:
           Corporate debt securities         $    12,425             $        -              $    12,425
                                             -----------             ----------              -----------
         Long-term:
           Corporate debt securities               5,009                  1,000                    6,009
           State debt security                         -                  2,750                    2,750
           Common stock                                -                    143                      143
                                             -----------             ----------              -----------
         Total long-term securities                5,009                  3,893                    8,902
                                             -----------             ----------              -----------
         Total investments                   $    17,434             $    3,893              $    21,327
                                             ===========             ==========              ===========

         Held-to-maturity debt securities were carried at amortized cost. During Fiscal 2001, the Company liquidated its remaining held-to-maturity securities portfolio, some prior to their scheduled maturity date, and recognized a loss of approximately $22,000 upon disposal. The fair value of the held-to-maturity debt securities approximated $17,372,000 at October 1, 2000, based upon broker quotes. The gross unrecognized holding loss approximated $62,000 at October 1, 2000.

         Available-for-sale debt securities were carried at fair market value with the unrealized gains and losses, net of tax, reported in stockholders' equity until realized. Gains and losses on securities sold were based upon the specific identification method. At October 1, 2000, the cost of available-for-sale debt securities was equal to fair value (based upon broker quotes); accordingly, there were no unrealized gains or losses. There have been no realized gains or losses for Fiscal 2001 or Fiscal 2000.

         Available-for-sale equity securities were carried at fair market value with the unrealized gains and losses, net of tax, reported in stockholders' equity until realized. Gains and losses on equity securities sold were based upon the specific identification method. During Fiscal 2001, the realized gain on the sale of available-for-sale equity securities approximated $15,000. At October 1, 2000, the fair value of the equity securities (based upon broker quotes) was less than the cost. The net unrealized loss included in stockholders' equity was $44,000 (net of tax of $28,000). During Fiscal 2000, there were no realized gains or losses on the sale of available-for-sale equity securities other than those discussed in Note 18.

         There were no investments at September 26, 1999, other than the investment in Emcore Corporation preferred stock discussed in Note 18.

5.       INVENTORIES

         Inventories consisted of the following (in thousands):

                                                                   September 30,          October 1,
                                                                       2001                  2000
                                                                   -------------          ----------

                Raw materials, work in process and supplies         $    5,191            $    2,278
                Finished goods                                           1,413                     2
                                                                    ----------            ----------
                Total                                               $    6,604            $    2,280
                                                                    ==========            ==========

6.       DISCONTINUED OPERATIONS OF UAS

         On June 26, 2001 (the measurement date), the Company entered into a letter of intent to sell certain net assets of UAS, which comprises its Specialty Adhesives segment. Then, on August 24, 2001, the Company entered into an asset purchase agreement for the sale of UAS. The transaction closed on November 9, 2001 for a purchase price of $21,620,000. Proceeds consisted of approximately $14,620,000, in cash, $3,500,000 in subordinated promissory notes of the purchaser, $1,500,000 in preferred stock of the purchaser's parent and $2,000,000 of payments contingent on the future earnings achievement of the UAS business sold. The Company will record a gain of approximately $2,500,000 on the sale in the first quarter of Fiscal 2002 after the settlement of certain purchase price adjustments and the calculation of transaction costs (see Note 25).

         The consolidated financial statements presented herein have been restated to reflect the discontinued operations of UAS in accordance with APB Opinion No. 30.

         The net assets of the discontinued operations of UAS have been segregated on the September 30, 2001 and October 1, 2000 consolidated balance sheets, the components of which are as follows (in thousands):

         Net Assets of Discontinued Operations of UAS
                                                                       September 30,           October 1,
                                                                           2001                   2000
                                                                       -------------         ------------
        Assets:
        Cash                                                            $         2          $         2
        Trade accounts receivable                                             1,469                1,277
        Inventories                                                           2,786                2,144
        Prepaids and other assets                                                96                   82
        Property, plant and equipment - net                                  10,305               10,564
        Goodwill - net                                                        3,792                1,253
        Other assets - net                                                      879                1,024
                                                                        -----------          -----------
        Total assets                                                         19,329               16,346
                                                                        -----------          -----------
        Liabilities:
        Current portion of long-term debt                                         -                    1
        Trade accounts payable                                                3,159                3,302
        Compensation and benefits                                               376                  591
        Taxes, other than income                                                226                  236
        Other accrued expenses                                                1,357                1,249
        Other liabilities                                                       108                  135
                                                                        -----------          -----------
        Total liabilities                                                     5,226                5,514
                                                                        -----------          -----------
        Net assets of discontinued operations of UAS                    $    14,103          $    10,832
                                                                        ===========          ===========

         The results of operations for all periods presented have been restated for discontinued operations. The operating results of the discontinued operations of UAS are as follows (in thousands):

                                                                                   Fiscal Years Ended
                                                                ---------------------------------------------------
                                                                September 30,       October 1,        September 26,
                                                                    2001               2000               1999
                                                                -------------      -----------        -------------

        Net sales                                               $    31,372        $    31,579        $    28,388
        Cost of goods sold                                           24,325             24,363             21,987
        Selling and administrative                                    2,693              3,610              2,842
        Depreciation and other amortization                           1,154                944                873
                                                                -----------        -----------        -----------
        Income before interest expense and income taxes               3,200              2,662              2,686
        Interest income - net                                            19                 23                 18
                                                                -----------        -----------        -----------
        Income before taxes                                           3,219              2,685              2,704
        Income tax expense                                             (898)              (694)              (694)
                                                                -----------        -----------        -----------
        Net income from discontinued operations of UAS          $     2,321        $     1,991        $     2,010
                                                                ===========        ===========        ===========

         The following note relates to the business of the Specialty Adhesives segment.

         Acquisition

         On December 18, 2000, the Company completed the acquisition of the net assets of the solvent-based industrial adhesives business of Henkel Corporation for $2,750,000 in cash, which became part of the operations of UAS.

         The business combination was accounted for by the purchase method in accordance with APB Opinion No. 16, Business Combinations. The results of operations of the above named business is included in the consolidated financial statements from the date of acquisition forward as part of the discontinued operations of UAS.

         The fair market value of purchased assets was determined to be zero; therefore, the entire purchase price has been allocated to goodwill on the date of acquisition. The acquired goodwill was to be amortized over its estimated useful life of 15 years.

         The pro forma effect of this acquisition on the Company's net sales, income (loss) from continuing operations, net income (loss) and earnings (loss) per share, had the acquisition occurred on September 28, 1998, is not considered material, either quantitatively or qualitatively.

7.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following (in thousands):

                                                    Estimated         September 30,           October 1,
                                                  Useful Lives            2001                   2000
                                                  ------------        -------------          -----------
                Land and improvements                        -         $      46              $      46
                Buildings and improvements         5-20 years             10,473                  5,990
                Machinery, equipment and office
                  furnishings                      3-20 years             47,859                 30,614
                Construction in progress                     -            12,965                  6,453
                                                                       ---------              ---------
                                                                          71,343                 43,103
                Accumulated depreciation                                 (11,755)                (4,878)
                                                                       ---------              ---------
                Total                                                  $  59,588              $  38,225
                                                                       =========              =========

         Depreciation expense was $6,984,000, $3,163,000 and $912,000 for
         Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively.

8.       ACQUISITION OF MINORITY INTEREST

         As of September 29, 1997, the Company entered into a technology agreement with Emcore Corporation ("Emcore") to acquire certain technology for the manufacture of epitaxial wafers used in high brightness LEDs for lamps and display devices for $5,000,000. See Note 10 regarding the Fiscal 2000 write-down of the technology license. On September 29, 1997, Thomas J. Russell, the Chairman of the Board of Directors of Emcore, was a director and major stockholder of the Company and Howard R. Curd, the Chairman of the Board of Directors and Chief Executive Officer of the Company, was a director and stockholder of Emcore. Subsequent to the transaction, Mr. Russell resigned from the Board of Directors of the Company and Mr. Curd resigned from the Board of Directors of Emcore.

         Uniroyal Optoelectronics, Inc. (now known as Uniroyal Compound Semiconductors, Inc.), a wholly-owned subsidiary of Uniroyal Technology Corporation, entered into a joint venture (Uniroyal Optoelectronics, LLC ("UOE")) with Emcore which Uniroyal Optoelectronics, Inc. managed and owned a 51% interest through June 2001 and a 64.3% interest thereafter until August 2, 2001. Emcore was the 49% owner through June 2001 and 35.7% owner until August 2, 2001. In July 1998, both owners capitalized the joint venture through cash contributions of $510,000 by the Company and $490,000 by Emcore. During Fiscal 2001, Fiscal 2000 and Fiscal 1999, Emcore made additional capital contributions to the joint venture of $2,382,000, $11,628,000 and $5,500,000, respectively. During
         Fiscal 2001 and Fiscal 2000, the Company made additional capital contributions to the joint venture of approximately $17,700,000 and $17,827,000, respectively. The Company did not make any capital contributions to the joint venture in Fiscal 1999.

         On August 2, 2001, the Company purchased Emcore's remaining 35.7% interest in UOE. The primary reason for the purchase was the Company's desire to have full control of the venture. The purchase was consummated through the issuance of 1,965,924 shares of the Company's common stock valued at approximately $15,067,000 (net of approximately $67,000 of stock registration costs). The Company common stock issued was valued based upon the average market value of such shares over the 2-day period before and after the terms of the acquisition were agreed to and announced. The Company is required to register these shares of the Company's common stock issued to Emcore and anticipates that the registration statement will be filed shortly after the filing of the Company's Annual Report on Form 10-K.

         The acquisition of the Emcore minority interest was accounted for by the purchase method in accordance with SFAS No. 141, Business Combinations.

         The results of 100% of the UOE operations are included in the consolidated financial statements for the period August 2, 2001 through September 30, 2001. Emcore's share of the losses prior to August 2, 2001 are shown as minority interest in the consolidated statements of operations. The purchase price was allocated to assets purchased and liabilities assumed based upon the percentage of interest purchased (35.7%) applied to the difference between fair market value and net book value of the assets and liabilities on the date of acquisition.

         The fair market values were based upon an independent appraisal and management estimates at the date of acquisition. The purchase price was allocated as follows (in thousands):

                   Property, plant and equipment                   $       352
                   Intangible assets                                       928
                   Goodwill                                             12,408
                   Minority interest                                     1,446
                                                                   -----------
                   Total assets acquired                                15,134
                   Current liabilities                                     (67)
                                                                   -----------
                   Net assets acquired                             $    15,067
                                                                   ===========

         Of the $928,000 of acquired intangible assets, $678,000 was assigned to core technology with a weighted average useful life of 5 years and $250,000 was assigned to in-process research and development assets ("IPR&D") that were written off at the date of acquisition in accordance with SFAS No. 2, Accounting for Research and Development Costs, as clarified by FASB Interpretation No. 4, Applicability of FASB Statement No. 2 to Business Combinations Accounted for the Purchase Method. The write-off of the IPR&D was charged to expense and was determined through established valuation techniques. This amount was expensed at acquisition because technological feasibility had not been established and no future alternate uses existed. The $12,408,000 of goodwill was assigned to the Compound Semiconductor and Optoelectronics segment, is expected to be deductible for tax purposes, and, in accordance with SFAS No. 141, is not amortizable.

         Included in selling and general administrative expenses of the Company for Fiscal 2001, Fiscal 2000 and Fiscal 1999 are $14,672,000, $12,667,000 and $4,345,000, respectively, of UOE start-up costs.

         In July 1998, UOE entered into a supply agreement with Emcore whereby Emcore agreed to supply epitaxial wafers, dies and package-ready devices to UOE until UOE was ready to produce its own products. During Fiscal 2000 and Fiscal 1999, UOE sales of approximately $1,643,000 and $479,000, respectively, were attributable to product supplied by Emcore. No sales were attributable to product supplied by Emcore in Fiscal 2001. The supply agreement was terminated in connection with the acquisition of Emcore's minority interest on August 2, 2001.

         In July 1998, UOE entered into a lease agreement for a facility in Tampa, Florida and completed construction of leasehold improvements in Fiscal 1999. Significant start-up costs have been incurred during Fiscal 2001 and Fiscal 2000 for training and research and development. UOE reached commercial production levels in the first quarter of Fiscal 2002 and accordingly emerged from the development stage on October 1, 2001.

9.       ACQUISITION OF STERLING SEMICONDUCTOR, INC.

         On May 31, 2000, the Company completed a merger with Sterling Semiconductor, Inc. ("Sterling") whereby Sterling became a wholly-owned subsidiary of the Company. Sterling is a developer and manufacturer of silicon carbide ("SiC") semiconductor wafer substrates and substrates with epitaxial thin film coatings.

         Under the terms of the merger agreement, the Company exchanged 1.1965 shares of its common stock for each share of Sterling's issued and outstanding preferred and common stocks and exchanged Company employee stock options for 1.1965 shares of the Company's common stock for each share of Sterling common stock covered by an outstanding Sterling employee stock option (the majority of which were vested). This resulted in an issuance of 1,531,656 shares of the Company's common stock valued at approximately $31,655,000, the issuance of 508,219 of Company employee stock options valued at approximately $8,959,000, and the payment of approximately $2,000 for fractional shares. The total purchase price, including acquisition costs, approximated $41,333,000. The Company common stock issued was valued based upon the average market value of such shares on the dates surrounding the final purchase price adjustment, which occurred on April 30, 2000. The Company employee stock options issued were recorded at fair value calculated using the Black-Scholes option-pricing model.

         The Sterling merger was accounted for by the purchase method in accordance with the APB Opinion No. 16, Business Combinations. The results of operations of Sterling are included in the consolidated financial statements for the period June 1, 2000 through September 30, 2001. The purchase price was allocated to the estimated fair value of assets purchased, liabilities assumed and IPR&D based on an independent appraisal and management estimates at the date of acquisition as follows (in thousands):

            Working capital (excluding cash)                     $        (521)
            Cash                                                           613
            Property, plant and equipment                                1,840
            Deferred tax asset                                           2,656
            Intangible assets                                            6,102
            Other assets                                                    81
            Goodwill                                                    28,415
            Notes payable                                               (1,051)
            Other liabilities                                           (3,392)
                                                                 -------------
            Net value of purchased assets                               34,743
            Purchased in-process research and development                6,590
            Value of common stock and employee
               stock options issued                                    (40,614)
            Cash paid for fractional shares                                 (2)
            Accrued acquisition costs                                     (717)
                                                                 -------------
            Cash due at closing                                  $           -
                                                                 =============

         Included in other liabilities as of the acquisition date is approximately $2,640,000 related to the Company's investment in Sterling prior to the merger. Subsequent to the merger, this amount was converted to a capital contribution.

         The excess of the purchase price over the fair value of the net identifiable assets, totaling $28,415,000 was allocated to goodwill and is being amortized on a straight-line basis over 5 years. In the fourth quarter of Fiscal 2001, the Company recorded a write-down of Sterling goodwill of approximately $9,816,000. The write-down was in accordance with SFAS No. 121. Goodwill was determined to be impaired after revised undiscounted future cash flows were determined to be less than the carrying amount of goodwill. The amount of the write-off was then calculated as the excess of goodwill over the fair value of Sterling. The estimated fair value of the Company was determined through discounted cash flow models. Factors in the fourth quarter that led to impairment include the buyout of Emcore's minority interest on August 2, 2001 (Note 8) and the re-evaluation of the Compound Semiconductor and Optoelectronics segment which included revised strategies and projections.

         Approximately $6,102,000 of the purchase price was allocated to identifiable intangible assets including existing product line, core technology and trained workforce. These intangible assets are being amortized over a 5-year period.

         Approximately $6,590,000 of the purchase price was allocated to IPR&D for research and development projects of Sterling that were in various stages of development, had not reached technological feasibility and for which there was no alternative future use. In accordance with SFAS No. 2, as clarified by FASB Interpretation No. 4, amounts assigned to IPR&D that have not reached technological feasibility and for which there is no alternative use must be charged to expense as part of the allocation of the purchase price. The IPR&D was charged to expense in the fourth quarter of Fiscal 2000 and had no tax benefit.

         The identifiable intangible assets and IPR&D were valued on the acquisition date using an income approach and, in the case of the trained workforce intangible asset, a cost to replicate approach. In the income approach, a cash flow was developed associated with the respective asset after charges for the use of existing assets (as applicable) and consideration of the economic life of the asset (reflected by the obsolescence factor). The income stream was discounted to its present value based upon the estimated discount rate. The discount rate was based upon our required rate of return, useful life of the technology and risks associated with the timely completion of the product lines. In the case of IPR&D, the "exclusionary rule" was applied by which the indicated value was multiplied by the estimate of the percentage of the total technology that was complete as of the valuation date. Percentage of completion was determined based upon the relative number of critical issues solved to the total number of critical issues identified. Significant appraisal assumptions include revenue projections, margins and expense levels and the risk adjusted discount rate applied to the project's expected cash flows.

         As of the acquisition date, Sterling had developed a commercial production capability for 2-inch 4H and 6H poly type SiC wafers. Sterling was also engaged in concurrent efforts to develop potential product lines for large diameter (3-inch and 4-inch 4H and 6H) wafers, semi-insulating wafers, epitaxial coatings and device designs that would produce an economical device die for discrete semiconductor devices.

         The purchased IPR&D is summarized as follows (in thousands):

                                                                                              Expected Date for
                                          Discount     Economic     Percent                    Full Commercial
           IPR&D Technology Description     Rate         Life       Complete    Fair Value      Viability
          -----------------------------  -----------  ---------     --------    ----------    -----------------
          3" and 4" large diameter:
            SiC wafers                     32.7%      11 years        70%         $    858            2004
            Semi-insulating wafers         32.7%      11 years        75%              456            2004
            Epitaxy coatings               32.7%      11 years        40%              723            2005
            Devices                        32.7%      11 years        40%            4,553            2005
                                                                                  --------
            Total IPR&D                                                           $  6,590
                                                                                  ========

         The cost to complete all projects approximated $13,200,000 in May of 2000 and $10,900,000 at September 30, 2001. Progress has been made on purchased IPR&D projects during Fiscal 2001. The expected dates for full commercial viability remain the same. The nature of the efforts required to develop the acquired IPR&D into technologically feasible and commercially viable products principally relate to the completion of all planning, design and testing activities necessary to establish a product that can be produced to meet its design requirements including functions, features and technical performance requirements. The Company currently expects the acquired IPR&D will be successfully developed but there can be no assurance the technological feasibility or commercial viability of these products will be achieved. If none of these products are successfully developed, the Company's sales and profitability may be adversely affected in future periods.

         The following pro forma data (in thousands) summarize the results of operations for the periods indicated as if the Sterling acquisition had been completed as of the beginning of the periods presented. The pro forma data give effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of interest expense, amortization of intangibles and income taxes. The pro forma results do not include an adjustment for IPR&D. These pro forma results are not necessarily indicative of the results that would have actually been obtained if the acquisition occurred as of the beginning of the periods presented or that may be obtained in the future.

                                                     Fiscal Year Ended
                                               -------------------------------
                                               October 1,        September 26,
                                                  2000               1999
                                               -----------       -------------
         Pro forma net sales                    $    5,187         $    2,433
         Pro forma net income (loss)            $   39,447         $   (3,669)
         Pro forma earnings (loss) per share:
           Basic                                $     1.58         $    (0.15)
           Diluted                              $     1.58         $    (0.15)

         The acquisition costs for Sterling primarily include approximately $428,000 paid to an investment banking firm of which one of the Company's directors is a principal and approximately $137,000 paid to a law firm of which one of the Company's directors is a senior partner.

10.      OTHER ASSETS

         Other assets consisted of the following (in thousands):

                                              September 30,         October 1,
                                                  2001                 2000
                                              -------------       ------------

         Intangible assets                       $    6,183         $    5,695
         Trademarks                                     163                181
         Technology license                               -              1,000
         Deposits                                       113                136
         Other                                        3,119              2,853
                                                 ----------         ----------

         Total                                   $    9,578         $    9,865
                                                 ==========         ==========

         Intangible assets were acquired in connection with the Sterling acquisition (Note 9), in connection with the acquisition of Emcore's minority interest (Note 8), and as a result of certain miscellaneous licensing arrangements. Intangible assets are reported net of accumulated amortization of $1,697,000 at September 30, 2001 and $407,000 at October 1, 2000. Trademarks are reported net of accumulated amortization of $88,000 and $70,000 at September 30, 2001 and October 1, 2000, respectively.

         During Fiscal 1999 and Fiscal 1998, the Company paid a total of $5,000,000 to Emcore in connection with a technology license dated September 29, 1997, for certain technology relating to the manufacture of epitaxial wafers used in high brightness light emitting diodes ("LEDs") for lamps and display devices (Note 8). During the fourth quarter of Fiscal 2000, the Company wrote down the value of its technology license in the amount of $4,000,000 based on its decision to pursue its own research and development efforts. In conjunction with the purchase of Emcore's minority interest (Note 8), the technology license agreement was terminated and the remaining value of the technology license was reclassified to intangible assets and will be amortized over the estimated life of the technology of five years.

11.      LONG-TERM DEBT

         Long-term debt consisted of the following (in thousands):

                                          September 30,              October 1,
                                              2001                      2000
                                          -------------              ----------

         Revolving credit agreement       $    7,214                 $    1,266
         Secured promissory note               5,000                          -
         Unsecured promissory notes            1,304                      2,558
         Capital lease obligations            16,652                     17,828
                                          ----------                 ----------
                                              30,170                     21,652
         Less current portion                (17,974)                    (6,558)
                                          ----------                 ----------
         Long-term debt, net
           of current portion             $   12,196                 $   15,094
                                          ==========                 ==========

         Debt amounts become due during subsequent fiscal years ending in September as follows (in thousands):

                                               2002                  $   17,974
                                               2003                       6,401
                                               2004                       4,696
                                               2005                       1,028
                                               2006                          71
                                                                     ----------
                                         Total debt                  $   30,170
                                                                     ==========

         Tyco Capital Revolving Credit Agreement

         On April 14, 1998, the Company entered into an Amendment and Consent Agreement with Tyco Capital (formerly The CIT Business/Credit Group, Inc.) ("Tyco") whereby the Company's existing revolving credit arrangement was amended to permit the Company to borrow the lesser of $10,000,000 or the sum of 85% of Eligible Receivables plus 55% of Eligible Inventories as defined in the agreement. On April 1, 1999, in connection with the creation of Uniroyal Engineered Products, Inc., the Tyco revolving credit agreement was assumed by Uniroyal Engineered Products, Inc. (now known as Uniroyal Engineered Products, LLC). The collateral securing the credit line includes only the assets of Uniroyal Engineered Products, LLC. Interest on the Tyco revolving credit agreement is payable monthly at Prime plus .5% per annum or at the LIBOR rate plus 2.75% per annum if the Company elects to borrow funds under a LIBOR loan as defined in the agreement. The loan matured on June 5, 2001 and is subject to automatic one year renewals unless the agreement is terminated by either party with a 90 day notice and is therefore included as a short-term obligation at September 30, 2001. All of Uniroyal Engineered Products, LLC's trade accounts receivables and inventories are pledged as collateral for this loan. The agreement restricts the creation of certain additional indebtedness. The Company was in compliance with the covenants under this agreement at September 30, 2001. At September 30, 2001, the Company had approximately $7,214,000 of outstanding borrowings under the revolving credit agreement and $1,087,000 of availability. The Company had $1,266,000 of outstanding borrowings under this agreement at October 1, 2000. The weighted average interest rate on the Tyco revolving credit agreement was 9.1% during Fiscal 2001 and Fiscal 2000.

         Secured Promissory Note

         In connection with the August 2, 2001 acquisition of Emcore's minority interest in UOE (Note 8), the Company received a $5,000,000 loan, at prime rate(6.0% at September 30, 2001), from Emcore. The Company incurred additional interest of 433 shares of the Company's common stock per day from September 28, 2001 until the note was repaid on November 9, 2001.

         The loan was evidenced by a convertible note, the principal and accrued interest of which was convertible into the Company's common stock on the earlier of September 20, 2001 and the completion of the sale of UAS. The conversion price for the note was based upon the trading price of the Company's common stock, but would be no more than $8.39 or less than $6.87 per share and was subject to customary antidilution adjustments. The weighted average interest rate of this obligation was 7.0% in Fiscal 2001. The maturity date of the loan was the earlier of the completion of the sale of UAS (Note 6) or August 2, 2003.

         Unsecured Promissory Notes

         On May 31, 2000, in connection with the acquisition of Sterling, the Company assumed an unsecured promissory note payable with a balance of approximately $833,000. The note was payable in two equal installments of approximately $416,500 on September 1, 2000 and September 1, 2001, plus accrued interest at the stated rate of 10.50%. At September 30, 2001, the balance of this note payable is zero.

         On June 14, 1999, in connection with the purchase of Happel Marine, Inc., the Company issued unsecured promissory notes for $2,400,000 and $511,007. The $2,400,000 note is payable in four equal annual installments beginning January 15, 2000, plus accrued interest at the stated rate of 7.75% per annum. The $511,007 note was payable in two equal annual installments beginning January 15, 2000, plus accrued interest at the stated rate of 7.75%. The notes were adjusted to $2,500,030 and $533,114, respectively, in connection with a subsequent purchase price adjustment in September, 1999. At September 30, 2001, the balance of these notes approximates $1,250,000.

         Capital Lease Obligations

         The Company leases certain machinery and equipment under non-cancelable capital leases which extend for varying periods up to 5 years. Capital lease obligations entered into during Fiscal 2001 and Fiscal 2000 were primarily related to the Company's Compound Semiconductor and Optoelectronics segment. The Company is a guarantor of the majority of the lease obligations. The weighted average interest rate on these obligations was 9.5% in Fiscal 2001 and 8.9% in Fiscal 2000.

         The approximate minimum future lease obligations on long-term non-cancelable capital lease obligations included in long-term debt during subsequent fiscal years ending in September are as follows (in thousands):

                                           Fiscal Year
                                           -----------
                                               2002                  $   6,380
                                               2003                      6,616
                                               2004                      4,996
                                               2005                      1,076
                                               2006                         71
                                                                     ---------
                                                                        19,139
                                            Less imputed interest       (2,487)
                                                                     ---------
                                            Total                    $  16,652
                                                                     =========

         Interest is imputed using the rate that would equate the present value of the minimum lease payments to the fair value of the leased equipment.

12.      DISCONTINUED OPERATIONS OF HPPI

         On December 24, 1999, the Company entered into a definitive agreement to sell certain net assets of HPPI, which comprises its High Performance Plastics segment, for $217,500,000 in cash to Spartech Corporation ("Spartech"). The transaction closed on February 28, 2000, and resulted in cash proceeds of $208,976,000 net of certain transaction costs and preliminary purchase price adjustments (the "Spartech Sale"). In Fiscal 2000, the ultimate purchase price adjustments had not been agreed to by both parties. The Company estimated, and had provided for, an ultimate reduction in purchase price of approximately $5,100,000, which would have resulted in a loss of the $5,000,000 holdback as well as an additional payment from the Company to Spartech of approximately $100,000. In addition to what the Company had provided for, Spartech was seeking an additional purchase price reduction up to approximately $4,237,000. After consideration of the estimated purchase price adjustments of $5,100,000 during Fiscal 2000, the Company recorded a gain on the sale of approximately $55,821,000 (net of taxes of approximately $38,146,000).

         On August 27, 2001, the Company and Spartech agreed to the final purchase price adjustment. The settlement resulted in the loss of the $5,000,000 holdback as well as an additional $1,000,000 payment to be made by the Company to Spartech. The $1,000,000 payment is evidenced by an unsecured promissory note at prime rate. The note is repayable in four increments of $250,000. The first increment was due November 1, 2001 and has been paid. The remaining payments are due February 1, 2002, May 1, 2002 and August 1, 2002. As a result of the settlement, the Company recorded a loss of approximately $522,000 (net of taxes of approximately $306,000) in Fiscal 2001.

         The accompanying consolidated financial statements reflect HPPI as discontinued operations in accordance with APB Opinion No. 30.

         Net liabilities of the discontinued operations of HPPI have been segregated on the September 30, 2001 and October 1, 2000 balance sheets, the components of which are as follows (in thousands):

         Net Liabilities of Discontinued Operations of HPPI

                                               September 30,         October 1,
                                                   2001                 2000
                                               -------------        -----------
        Assets:
        Cash                                   $       109          $       100
        Trade accounts receivable                        -                   21
        Deferred income tax                              -                  186
        Prepaids and other                             194                  466
                                               -----------          -----------
        Total assets                                   303                  773
                                               -----------          -----------
        Liabilities:
        Current portion of long-term debt            1,000                  158
        Trade accounts payable                          45                  432
        Other accrued expenses                       1,168                4,815
                                               -----------          -----------
        Total liabilities                            2,213                5,405
                                               -----------          -----------
        Net liabilities of discontinued
          operations of HPPI                   $     1,910          $     4,632
                                               ===========          ===========

         The results of operations for all periods presented have been restated for the HPPI discontinued operations. The operating results of the HPPI discontinued operations are as follows (in thousands):

                                                                                Fiscal Years Ended
                                                                --------------------------------------------------
                                                                September 30,       October 1,       September 26,
                                                                    2001               2000              1999
                                                                ------------       -----------       -------------

         Net sales                                              $         -        $    55,001        $   130,219
         Cost of goods sold                                               -             44,434             93,367
         Selling and administrative                                     221              3,933             15,538
         Depreciation and other amortization                              -              2,511              5,652
         Loss on assets to be disposed of                                 -                  -                144
         Loss (gain) on sale of segment                                 828            (96,027)                 -
                                                                -----------        -----------        -----------
         (Loss) income before interest expense and
            income taxes                                             (1,049)           100,150             15,518
         Interest expense - net                                           -             (3,620)            (8,574)
                                                                -----------        -----------        -----------
         (Loss) income before taxes                                  (1,049)            96,530              6,944

         Income tax expense                                            (224)           (39,184)            (2,675)
                                                                -----------        -----------        -----------
         Net (loss) income and gain on disposition of
            discontinued operations of HPPI                     $    (1,273)       $    57,346        $     4,269
                                                                ===========        ===========        ===========

         The following information relates to the business of HPPI.

         HPPI Credit Agreement

         On April 14, 1998, the Company transferred all of the assets of its High Performance Plastics segment to a newly created wholly-owned subsidiary, HPPI. On that same day HPPI, as borrower, entered into a credit agreement with Uniroyal HPP Holdings, Inc. (the parent of HPPI and a wholly-owned subsidiary of the Company), the Company, the banks, financial institutions and other institutional lenders named therein, Fleet National Bank (as Initial Issuing Bank, Swing Line Bank and Administrative Agent) ("Fleet") and DLJ Capital Funding, Inc. as Documentation Agent (the "Credit Agreement"), providing among other things, for the borrowing by HPPI of an aggregate principal amount of up to $110,000,000 (the "Fleet Financing"). The $110,000,000 line under the Credit Agreement was composed of a $30,000,000 Term A Advance, for which the weighted average interest rate was 8.0% in Fiscal 2000 and 7.36% in Fiscal 1999, a $60,000,000 Term B Advance for which the weighted average interest rate was 8.3% in Fiscal 2000 and 7.57% in Fiscal 1999, and a $20,000,000 Revolving Credit Advance for which the weighted average interest rate was 8.8% in Fiscal 2000 and 8.31% in Fiscal 1999. The Fleet Financing was repaid on February 28, 2000, in connection with the Spartech Sale.

         Under the terms of the Credit Agreement, HPPI was required to obtain and keep in effect one or more interest rate Bank Hedge Agreements (as defined in the Credit Agreement) covering at least 50% of the Term A and Term B Advances. The interest rate swap agreements were terminated on February 28, 2000 in connection with the repayment of the Fleet Financing. HPPI received $950,000 upon termination and recorded this amount as a gain on interest rate swap termination. The gain on interest rate swap termination is included in selling and administrative expenses of discontinued operations.


13.      OTHER LIABILITIES

         Other liabilities consisted of the following (in thousands):

                                               September 30,         October 1,
                                                   2001                 2000
                                               -------------        -----------

          Accrued retirement benefits          $    23,357          $    22,058
          Taxes, other than income                       -                    2
          Other                                        805                  784
                                               -----------          -----------
          Total                                $    24,162          $    22,844
                                               ===========          ===========

14.      INCOME TAXES

         The effective tax rate differs from the statutory federal income tax rate for the following reasons (in thousands):

                                                                                   Fiscal Years Ended
                                                                -------------------------------------------------
                                                                September 30,       October 1,      September 26,
                                                                    2001               2000             1999
                                                                -------------      -----------      -------------
         Income tax benefit calculated at the
           statutory rate applied to loss before
           income taxes and discontinued
           operations                                           $ (16,086)         $ (13,876)         $  (2,981)

         Increase (decrease) resulting from:
           Capital loss from medical benefits
             subsidiary                                                 -                  -            (15,980)
           Valuation allowance                                     17,870            (13,702)            13,702
           Goodwill                                                 6,074              3,159               (199)
           State income tax                                        (1,657)            (1,903)              (186)
           Research and development credit                              -               (894)                 -
           Other                                                      348                 30                378
                                                                ---------          ---------          ---------
         Income tax expense (benefit)                           $   6,549          $ (27,186)         $  (5,266)
                                                                =========          =========          =========

         Income tax expense (benefit) consisted of the following components (in thousands):

                                                                                    Fiscal Years Ended
                                                                --------------------------------------------------
                                                                September 30,        October 1,      September 26,
                                                                    2001                2000             1999
                                                                -------------      ------------      -------------
         Current:
           Federal                                              $    (6,560)       $   (31,718)       $   (6,936)
           State                                                       (206)            (2,689)             (722)
                                                                -----------        -----------        ----------
           Total                                                $    (6,766)       $   (34,407)       $   (7,658)
                                                                ===========        ===========        ==========
         Net deferred tax expense:
           Federal                                              $    12,220        $     6,433        $    1,834
           State                                                      1,095                788               558
                                                                -----------        -----------        ----------
           Total                                                $    13,315        $     7,221        $    2,392
                                                                ===========        ===========        ==========
         Total:
           Federal                                              $     5,660        $   (25,285)       $   (5,102)
           State                                                        889             (1,901)             (164)
                                                                -----------        -----------        ----------
           Total                                                $     6,549        $   (27,186)       $   (5,266)
                                                                ===========        ===========        ==========


         The components of the deferred tax assets and liabilities were as follows (in thousands):

                                                                                September 30, 2001
                                                                -------------------------------------------------
                                                                    Assets         Liabilities           Total
                                                                -----------        -----------        -----------
         Current
         -------
         Accrued expenses deductible in future
           Periods                                              $     1,415        $         -        $     1,415
         Valuation allowance                                         (1,415)                 -             (1,415)
                                                                -----------        -----------        -----------
         Total                                                            -                  -                  -
                                                                ===========        ===========         ===========
         Non-Current
         -----------
         Tax loss carryforward benefits                         $     5,269        $         -        $     5,269
         Acquired tax loss carryforward benefits                      4,741                  -              4,741
         Tax credit carryforward benefits                             2,109                  -              2,109
         Book basis in excess of tax basis of assets                      -             (6,257)            (6,257)
         Long-term accrual of expenses deductible
           in future periods                                         10,593                  -             10,593
         Valuation allowance                                        (16,455)                 -            (16,455)
                                                                -----------        -----------        -----------
         Total                                                  $     6,257        $    (6,257)       $         -
                                                                ===========        ===========        ===========

                                                                                  October 1, 2000
                                                                -------------------------------------------------
                                                                   Assets         Liabilities            Total
                                                                -----------       ------------        -----------
         Current
         -------
         Accrued expenses deductible in future
           Periods                                              $     5,460        $         -        $     5,460
                                                                ===========        ===========        ===========
         Non-Current
         -----------
         Acquired tax loss carryforward benefits                $     4,976        $         -        $     4,976
         Book basis in excess of tax basis of assets                      -             (4,214)            (4,214)
         Long-term accrual of expenses deductible
           in future periods                                          7,066                  -              7,066
                                                                -----------        -----------        -----------
         Total                                                  $    12,042        $    (4,214)       $     7,828
                                                                ===========        ===========        ===========

         The Company has established a valuation allowance as it has not determined that it is more likely than not that the deferred tax asset is realizable, based upon the Company's projected future taxable income.

         As of September 30, 2001, the Company has net operating loss carryforwards for tax purposes of approximately $10,000,000 that expire in the year 2021 as well as research and development tax credit carryforwards of approximately $1,200,000 expiring in years beginning in 2007.

         The acquired tax loss carryforward benefits expire in various years starting in the year 2007 through 2020. These acquired tax loss benefits consist of tax net operating loss carryforwards from acquisitions of subsidiaries and are subject to an annual limitation. The annual limitation on utilization of the acquired net operating losses is approximately $4,000,000 per year.

         In Fiscal 1999, the Company established a subsidiary to administer the Company's employee medical benefits program. The Company realized a one-time federal capital loss tax benefit of approximately $15,980,000 arising from the sale of a portion of the stock of this subsidiary. However, due to the uncertainty regarding the Company's ability to utilize this capital loss in the future, only $2,278,000 of this benefit was recognized in Fiscal 1999 as an offset against current and previous capital gains. In Fiscal 2000, the Company realized an additional state tax benefit of $936,000 and the $13,702,000 previous federal balance of this benefit was recognized as an offset to a portion of the capital gain realized upon the sale of HPPI.

15.      COMMITMENTS AND CONTINGENCIES

         Litigation

         On February 23, 2001, the Company and its wholly owned subsidiary, Sterling, were served with a complaint by AFG-NVC, LLC in the Loudoun County, Virginia Circuit Court. The complaint sought approximately $8,106,000 for alleged default under a lease and benefits that the landlord believed it would have received under such lease. The Company filed an answer seeking not less than $7,000,000 for breaches of contract, fraud and constructive fraud on the part of the plaintiff. See Note 25 for subsequent disposition on February 11, 2002.

         The Company is also engaged in litigation arising from the ordinary course of business. Management believes the ultimate outcome of such litigation will not have a material adverse effect upon the Company's results of operations, cash flows or financial position.

         Environmental Factors

         The Company is subject to a wide range of federal, state and local laws and regulations designed to protect the environment and worker health and safety. The Company's management emphasizes compliance with these laws and regulations. The Company has instituted programs to provide guidance and training and to audit compliance with environmental laws and regulations at Company owned or leased facilities. The Company's policy is to accrue environmental and clean-up related costs of a non-capital nature when it is probable both that a liability has been incurred and that the amount can be reasonably estimated.

         In connection with the July 1996 acquisition of a manufacturing facility in South Bend, Indiana, the Company assumed costs of remediation of soil and ground water contamination which the Company estimates will cost not more than $1,000,000 over a five-to-seven year period. The Company had placed $1,000,000 in an escrow account to be used for such clean-up in accordance with the terms of the agreement for the purchase of the facility. As of September 30, 2001, the Company had incurred approximately $746,000 of related remediation costs. In connection with the sale of UAS in November 2001 (Note 6), we placed an additional $300,000 in escrow.

         In connection with the Spartech Sale, the Company conducted environmental assessments on two of the plants of HPPI in compliance with the laws of the states of Connecticut and New Jersey relating to transfers of industrial real property. The asset purchase agreement provided that Spartech could defer taking title to certain parcels of real property until the Company provides evidence that environmental contamination had been remediated to the satisfaction of Spartech. The environmental assessment of the Connecticut property indicated that a separate parcel purchased by the Company in 1995 was contaminated with total petroleum hydrocarbons, DDT and other pesticide chemicals. The Company had removed approximately 60% of the soil on the property in Fiscal 2000 at a cost of approximately $1,600,000. Fiscal 2001 expenditures approximated $50,000. The Company has retained environmental consultants to review its options with regard to the remaining soil on the premises and expects to complete remediation under a program approved by the Connecticut Department of Environmental Protection in December 2001. The environmental assessment of the Hackensack, New Jersey facility is still underway. At September 30, 2001, the Company has estimated the clean-up costs for both facilities to approximate $1,000,000. At September 30, 2001, the estimates for environmental clean-up costs are included in the Net Liabilities of Discontinued Operations of HPPI. Spartech has agreed to lease the parcels for a nominal amount until after remediation is complete.

         Based on information available as of September 30, 2001, the Company believes that the costs of known environmental matters either have been adequately provided for or are unlikely to have a material adverse effect on the Company's operations, cash flows or financial position.

         Leases

         The Company is a party to non-cancelable lease agreements involving equipment. The leases extend for varying periods up to 5 years and generally provide for the payment of taxes, insurance and maintenance by the lessee. Generally these leases have options to purchase at varying dates.

         The Company's property held under capital leases, included in property, plant and equipment (Note 7) consisted of the following (in thousands):

                                               September 30,        October 1,
                                                   2001                2000
                                               ------------         ----------
         Buildings and improvements            $    5,429           $    5,429
         Machinery, equipment and office
           furnishings                             20,279               18,202
         Construction in progress                   1,845                    -
                                               ----------           ----------
                                                   27,553               23,631
         Less accumulated amortization             (5,458)              (2,117)
                                               ----------           ----------
         Total                                 $   22,095           $   21,514
                                               ==========           ==========

         Amortization of assets recorded under capital leases is included with depreciation expense.

         The Company leases equipment, vehicles and warehouse and office space and contracts for various services under various lease agreements, certain of which are subject to escalations based upon increases in specified operating expenses or increases in the Consumer Price Index. The approximate future minimum rentals under non-cancelable operating leases and service agreements during subsequent fiscal years ending in September are as follows (in thousands):

                                           Fiscal Year
                                           -----------
                                               2002                 $  1,923
                                               2003                    1,875
                                               2004                    1,721
                                               2005                      943
                                               2006                      769
                                          Subsequent years             2,061
                                                                    --------
                                          Total                     $  9,292
                                                                    ========

         Rent expense was approximately $1,385,000, $896,000 and $437,000 for Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively.

         Officers' Compensation

         On August 1, 1995, the Company implemented a Deferred Compensation Plan providing certain key employees the opportunity to participate in an unfunded deferred compensation program. Under the program, participants may defer a portion of their base compensation and bonuses earned each year. Amounts deferred earned interest at 12% per annum until March 10, 2000, at which time the plan was amended to reduce the interest rate to 7.84%. The program is not qualified under Section 401 of the Internal Revenue Code. At September 30, 2001 and October 1, 2000, participant deferrals, which are included in other liabilities, were $1,145,000 and $938,000, respectively. The expense during Fiscal 2001, Fiscal 2000 and Fiscal 1999 was $207,000, $212,000 and $208,000, respectively.

         Also during the fiscal year ended October 1, 1995, split dollar life insurance contracts were purchased on the lives of all five executive officers of the Company. Annual insurance premiums of $186,000 were paid by the Company with respect to these policies. During Fiscal 2000, the Company deposited approximately $1,190,000 into a Premium Deposit Fund which will be used to fund the remaining annual insurance premiums under the split dollar life insurance contracts. As of September 30, 2001 and October 1, 2000, $2,135,000 has been capitalized to reflect the cash surrender value of these contracts due the Company. See Note 25.

         As of September 30, 2001, the Company had employment contracts with four officers of the Company, providing for total annual payments of approximately $1,631,000 plus bonuses through September 1, 2002. Effective October 16, 2001, the compensation of the four officers was reduced by amounts ranging from 15% to 25% for an undetermined length of time.

16.      STOCKHOLDERS' EQUITY

         The Company's certificate of incorporation provides that the authorized capital stock of the Company consists of 100,000,000 shares of common stock and 1,000 shares of preferred stock, each having a par value of $0.01 per share. At September 30, 2001, 32,662,611 shares of common stock were issued or to be issued.

         On December 18, 1996, the Board designated a new series of preferred stock of the Company termed Series C Junior Participating Preferred Stock, $.01 par value ("Series C Preferred") and reserved 450 shares of the Series C Preferred for issuance. At the same time, the Board declared a dividend of a right to acquire 1/100,000 of a share of Series C Preferred to the holder of each share of common stock (the "Rights") under a Shareholder Rights Plan. The Rights will trade with the common stock and be detachable from the common stock and exercisable only in the event of an acquisition of or grant of the right to acquire 15% or more of the common stock by one party or common group or a tender offer to acquire 15% or more of the common stock.

         Common Stock

         The holders of record of shares of common stock are entitled to receive dividends when and as declared by the Board of Directors of the Company, provided that the Company has funds legally available for the payment of dividends and is not otherwise contractually restricted from the payment of dividends. The Company declared no such dividends during Fiscal 2001, Fiscal 2000 and Fiscal 1999.

         Treasury Stock Transactions

         During Fiscal 2001 and Fiscal 2000, the Company received 1,116,185 and 109,149 shares of its common stock, respectively, in lieu of cash for the exercise of stock options from officers and employees of the Company. These shares were valued at approximately $9,154,000 in Fiscal 2001 and $1,368,000 in Fiscal 2000 (which were calculated based on the closing market value of the stock on the day prior to the exercise dates) and are included as treasury shares as of September 30, 2001 and October 1, 2000.

         During Fiscal 2001 and Fiscal 2000, the Company repurchased 1,304,700 and 1,008,496 shares, respectively, of its common stock in the open market for approximately $9,641,000 and $13,547,000, respectively.

         During Fiscal 2001, the Company issued 2,132,040 shares of its common stock (189,026 of which came from treasury) to directors, officers and employees of the Company upon the exercise of stock options.

         During Fiscal 2001 the Company received 6,420 shares of its common stock from one of its benefit plans in settlement of a prior year purchase issue. During Fiscal 2000, the Company repurchased 47,984 of its common stock from its benefit plans for approximately $303,000.

         Warrants

         The Company has 366,395 warrants outstanding to purchase an aggregate of 732,790 shares of its common stock at a price equal to $4.375 per warrant, subject to adjustments under certain circumstances. All outstanding warrants are exercisable at any time on or prior to June 1, 2003, at which time they will terminate and become void. The Company originally issued 800,000 warrants to purchase an aggregate of 1,600,000 shares of its common stock in connection with the issuance of its Senior Secured Notes in Fiscal 1993. The warrants were detachable from the Senior Secured Notes and, therefore, were allocated a portion of the proceeds in the amount of approximately $1,566,000, which was their market value at the time they were issued. This amount was added to additional paid-in capital. During Fiscal 2001, 1,490 warrants were exercised resulting in cash proceeds of approximately $6,500 and the issuance of 2,980 shares of the Company's common stock. During Fiscal 2000, 169,650 warrants were exercised resulting in cash proceeds of approximately $742,000 and the issuance of 339,300 shares of the Company's common stock.

         Stock Compensation Plans

         At September 30, 2001, the Company has seven stock-based compensation plans, which are described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for these plans except as indicated below. Had compensation cost been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below (in thousands, except earnings per share information):

                                                                              Fiscal Years Ended
                                                               ---------------------------------------------------
                                                               September 30,         October 1,      September 26,
                                                                   2001                2000              1999
                                                               -------------       ------------      -------------
         Net (loss) income:
           As reported                                         $  (51,835)         $   46,687          $    5,520
           Pro forma                                           $  (61,109)         $   43,090          $    4,778
         (Loss) earnings per share - basic and diluted:
           As reported                                         $    (1.97)         $     1.87          $     0.23
           Pro forma                                           $    (2.32)         $     1.73          $     0.20

         The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants for the fiscal years ended September 30, 2001, October 1, 2000 and September 26, 1999, respectively: expected volatility of 72.84%, 58.65% and 44.16%, dividend yield of 0% for all years, risk-free interest rates of 4.68%, 6.23% and 6.014% and expected lives of 2 to 10 years.

         The Company has reserved 2,727,272 shares of common stock to be issued and sold pursuant to the 1992 Stock Option Plan that was adopted by the Company on September 27, 1992. Generally, of the options granted under this plan, 60% vested on May 1, 1994 and the remainder vested on November 1, 1995. Vesting provisions for any additional options will be determined by the Board of Directors of the Company at the time of the grant of such options. The stock options are exercisable over a period determined by the Board of Directors or its Compensation Committee, but no longer than ten years after the date granted.

         During the fiscal year ended September 26, 1993, the Company adopted the 1992 Non-Qualified Stock Option Plan available for non-officer directors. This plan provides that directors who are not officers of the Company are entitled to forego up to 100% of their annual retainers in exchange for options to purchase the Company's common stock at an option price of 50% of the market price of the underlying common stock at the date of grant. The options are exercisable for a period of 10 years from the date of the grant of each option. Compensation expense related to these options was approximately $95,000, $118,000 and $109,000 during Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively.

         During the fiscal year ended October 2, 1994, the Company adopted the 1994 Stock Option Plan available for certain key employees of the Company. Up to 5,304,000 shares of common stock may be granted and outstanding under this plan, provided that the aggregate number of options that may be granted under the 1994 Stock Option Plan and all other stock option plans of the Company for employees may not at any time exceed in the aggregate 15% of the then currently authorized common stock outstanding, on a fully diluted basis. Stock options granted under this plan are exercisable until not later than January 1, 2004. After Fiscal 2001, no more options are to be granted under this plan.

         During the fiscal year ended September 29, 1996, the Company adopted the 1995 Non-Qualified Stock Option Plan available for directors. Each director is granted an option to purchase 20,000 shares of the Company's common stock in the case of the initial grant and 35,000 shares for any subsequent grant. The initial grant occurred upon the adoption of this plan or, in the case of new directors, 30 days after becoming an eligible director of the Company. Options granted under this plan have a term of three years and may be exercised nine months after the date of the grant. This plan terminates on February 14, 2006. No director who is not an officer of the Company may receive options to purchase more than an aggregate of 60,000 shares of Common Stock in any calendar year under all of the Company's Stock Option Plans. The plan was amended by the Stockholders in 1999 to increase the annual amount from 20,000 to 35,000 shares of the Company's common stock.

         During Fiscal 2000, the Company adopted the 2000 Stock Plan available for directors, officers and employees of the Company. The maximum number of shares reserved for award is 250,000 shares of the Company's common stock. Under the 2000 Stock Plan, restricted shares of common stock are awarded to participating employees of the Company who meet or exceed an annual spending goal of 10% of the employee's base salary plus bonus potential on the purchase of the Company's common stock. If the employee meets the goal, the Company will issue restricted common stock to the employee with a value representing 25% of the dollar amount paid for the purchased common shares. Each non-officer director of the Company may participate in the plan by spending at least $25,000 to purchase stock during a calendar year. If that goal is met, the Company will issue restricted common stock representing 25% of the dollar amount paid for the purchased common shares for purchases up to $37,500. The number of shares of restricted common stock to be awarded is calculated based upon the closing market price of the Company's common stock on the last trading day of the calendar year. The restrictions on the common stock lapse ratably on an annual basis over a 3-year period. During Fiscal 2001, the Company issued 8,641 restricted shares of its common stock and recorded compensation expense of approximately $54,000 under the 2000 Stock Plan. No restricted stock was issued or compensation expense recorded under the 2000 Stock Plan in Fiscal 2000.

         During Fiscal 2001, the Company adopted the 2001 Stock Option Plan for certain key employees. Up to 5,000,000 shares of common stock of the Company may be granted under this plan. The stock options are exercisable over a period determined by the Board of Directors or its Compensation Committee, but no longer than ten years after the date granted. Unless the grant certificate states otherwise, stock options under this plan will vest 20% each year over a five-year period.

         During Fiscal 2001, the Company adopted the 2001 Non-Executive Stock Option Plan for employees of the Company who are not officers or directors of the Company. Up to 3,000,000 shares of common stock of the Company may be granted under this plan. The stock options are exercisable over a period determined by the Board of Directors or its Compensation Committee, but no longer than ten years from the date granted. Unless the grant certificate states otherwise, the vesting period for stock options under this plan will vest 20% each year over a five year period.

         The following table summarizes all stock option transactions for the fiscal years ended September 30, 2001, October 1, 2000 and September 26, 1999:

                                                              Fiscal Years Ended
                               ---------------------------------------------------------------------------------
                                  September 30, 2001            October 1, 2000            September 26, 1999
                               ------------------------     ------------------------   -------------------------
                                             Weighted-                    Weighted-                   Weighted-
                                              Average                      Average                     Average
                                 Shares      Exercise         Shares      Exercise         Shares     Exercise
                                               Price                        Price                       Price
                               ----------- ------------     ----------    ---------      ----------   ----------

          Outstanding at
            Beginning of Year    5,936,619   $    7.87       3,695,060    $    2.87       4,352,786   $    2.53
          Grants                 2,307,328   $    8.17       3,382,079    $   11.37         374,200   $    3.88
          Exercised             (2,132,040)  $    4.43      (1,125,520)   $    1.91        (996,926)  $    1.71
          Forfeited                (44,688)  $   10.12         (15,000)   $   13.59         (35,000)  $    3.92
                                ----------                  ----------                   ----------
          Outstanding at End
            of Year              6,067,219   $    9.17       5,936,619    $    7.87       3,695,060   $    2.87
                                ==========                  ==========                   ==========
          Exercisable at End
            of Year              2,397,025                   2,676,093                    2,059,210
                                ==========                  ==========                   ==========

          Weighted-average
            fair value of
            options granted
            during the year     $    4.83                   $     8.30                   $     1.85



         The following table summarizes information about stock options at September 30, 2001:

                                    Options Outstanding                                     Options Exercisable
         ---------------------------------------------------------------------------  -------------------------------
                                   Number         Weighted-Average       Weighted-          Number        Weighted-
              Range of           Outstanding          Remaining           Average        Exercisable       Average
          Exercise Prices         at 9/30/01      Contractual Life   Exercise Price       At 9/30/01   Exercise Price
          ---------------       -------------    ------------------  --------------     -------------  --------------

         $   0.00 - $  2.99        1,216,730            2.92 Years       $    1.62        1,216,730       $    1.62
         $   3.00 - $  5.99          687,002            4.97 Years       $    4.44          534,178       $    4.41
         $   6.00 - $  8.99        1,696,589            9.01 Years       $    7.91           73,869       $    7.19
         $   9.00 - $ 11.99          808,500            4.07 Years       $    9.47          219,700       $   10.56
         $  12.00 - $ 14.99          155,148            7.59 Years       $   13.12           65,548       $   12.74
         $  15.00 - $ 17.99        1,212,500            8.55 Years       $   17.18            5,600       $   16.21
         $  18.00 - $ 20.99            2,750            8.68 Years       $   19.45              150       $   18.00
         $  21.00 - $ 23.99          285,000            1.68 Years       $   23.03          280,650       $   23.06
              $ 29.25                  3,000            8.50 Years       $   29.25              600       $   29.25
                                   ---------                                              ---------
                                   6,067,219            6.20 Years       $    9.17        2,397,025       $    6.09
                                   =========                                              =========


17.      NOTE RECEIVABLE

         On June 10, 1996, the Company sold substantially all the assets net of certain liabilities of its Ensolite closed cell foam division to Rubatex Corporation ("Rubatex") for $25,000,000. Proceeds consisted of cash of $20,000,000 and an unsecured promissory note receivable (the "Note") in the amount of $5,000,000 of RBX Group, Inc. ("RBX"), the parent of Rubatex. Interest on the Note was payable semi-annually at 11.75% per annum. The Note was to mature on May 1, 2006.

         In January 1998, the Company brought suit to compel RBX to honor a mandatory early redemption obligation under the terms of the $5,000,000 Note. In March 1998, Rubatex filed a counterclaim asserting that the Ensolite machinery purchased was in breach of the Company's warranties when Rubatex purchased it in June 1996. RBX did not make the semi-annual interest payment on the Note of $293,750 on May 1, 1998. The Company stopped accruing interest on the Note as of June 29, 1998. As of September 26, 1999, the Company had accrued interest receivable related to the Note of approximately $387,000. In March of 2000, the Company fully reserved its note receivable and related accrued interest from RBX in the amount of $5,387,000. This was a result of a determination that based on recent events at RBX, which included the effects of a prolonged strike at its major facility, the financial condition of RBX had deteriorated such that collectibility of the note receivable and related accrued interest was in doubt. On June 22, 2000, the Company settled all outstanding claims and counterclaims with RBX for a cash payment from RBX of $250,000. The settlement is included in selling and administrative costs for the year ended October 1, 2000 and was substantially offset by legal costs incurred.

18.      INVESTMENT IN PREFERRED STOCK

         On November 30, 1998, the Company purchased 642,857 shares of the Series I Redeemable Convertible Preferred Stock ("Preferred Stock") of Emcore for approximately $9,000,000 ($14.00 per share). The shares were offered pursuant to a private placement by Emcore.

         Dividends on the Preferred Stock were cumulative and were payable at Emcore's option, in cash or additional shares of Preferred Stock on March 31, June 30, September 30 and December 31, commencing December 31, 1998 at the annual rate of 2% per share of Preferred Stock on the liquidation preference thereof (equivalent to $0.28 per annum per share of Preferred Stock).

         Shares of the Preferred Stock were convertible at any time, at the option of the holders thereof, into shares of common stock of Emcore on a one-for-one basis, subject to adjustment for certain events.

         The Preferred Stock was redeemable, in whole or in part, at the option of Emcore at any time Emcore's common stock traded at or above $28.00 per share for 30 consecutive trading days, at a price of $14.00 per share plus accrued and unpaid dividends, if any, to the redemption date. Emcore was required to provide not less than 30 days and not more than 60 days notice of the redemption. The shares of Preferred Stock were subject to mandatory redemption by Emcore on November 17, 2003 at a price of $14.00 per share plus accrued and unpaid dividends.

         In June of 1999, the Company converted 270,000 shares of the Preferred Stock into 270,000 shares of Emcore common stock. The Company then sold its 270,000 shares of Emcore common stock for $4,822,200 in conjunction with a public stock offering by Emcore. The Company recognized a gain on the sale of approximately $898,000, net of certain transaction costs.

         On September 26, 1999, the closing sales price of Emcore's common stock on the Nasdaq National Market was $14.4375. This resulted in an unrealized gain of $100,000 (net of taxes of $63,000) as of September 26, 1999.

         During the first quarter of Fiscal 2000, the Company converted the remaining 372,857 shares of its Emcore preferred stock into 372,857 shares of Emcore common stock. The common stock was then sold in the open market for approximately $8,125,000. This resulted in a gain of approximately $2,905,000, net of certain transaction costs.

19.      EMPLOYEE COMPENSATION

         Post-retirement Healthcare and Life Insurance Benefits

         Certain retired employees are currently provided with specified healthcare and life insurance benefits. Generally, the plan provides for reimbursement of approved medical and prescription drug costs not fully covered by Medicare. The plan also provides for certain deductibles and co-payments. The life insurance benefits provide for amounts based upon the retirees' compensation at the time of their retirement. Eligibility requirements for such benefits vary by division, but generally provide that benefits are available to employees who retire after a certain age with specified years of service or a combined total of age and years of service. The Company has the right to modify or terminate certain of these benefits. The Company's policy is to pay the actual expenses incurred by the retirees; the Company does not intend to fund any amounts in excess of those obligations. The Company is also obligated to provide benefits to certain salaried retirees of Uniroyal Plastics Company, Inc. ("UPC"), which is currently in liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code and is an affiliate of predecessor companies, and Uniroyal, Inc. ("Uniroyal") (not affiliated with the Company) who are class members under a federal district court order. The Company and Uniroyal, through Uniroyal Holdings, Inc., agreed to share on a 35%-65% basis, respectively, the costs of providing medical, prescription drug and life insurance benefits to these retirees. The Company is further obligated to make payments to a Voluntary Employee Benefits Association ("VEBA") established to provide benefits to certain retirees of the Predecessor Companies and UPC. The Company's post-retirement benefit plans are not funded.

         The Company adopted SFAS No. 106, Employer's Accounting for Post-retirement Benefits Other than Pensions, as of September 27, 1992, which requires that the cost of the foregoing benefits be recognized in the Company's consolidated financial statements over an employee's service period with the Company. The Company determined that the accumulated post-retirement benefit obligation ("Transition Obligation") of these plans upon adoption of SFAS No. 106 was $28,085,000. The Company elected to defer the recognition of the Transition Obligation and amortize it over the greater of the average remaining service period or life expectancy period of the participants, which were both expected to be approximately 16 years. In connection with the Spartech Sale, the Company recognized approximately $6,341,000 of the transition obligation as a reduction of the gain on sale.

         The components of net periodic benefit costs are as follows (in thousands):

                                                              September 30,      October 1,        September 26,
                                                                  2001              2000               1999
                                                              -------------      -----------       -------------
         Service cost                                          $     106           $     132           $      61
         Interest cost                                             2,523               2,184               1,864
         Amortization of prior service credit                        (14)                (14)                (14)
         Amortization of transition obligation                       375                 683               1,114
         Recognized actuarial loss                                   420                 310                 151
                                                               ---------           ---------           ---------
         Net periodic benefit cost                             $   3,410           $   3,295           $   3,176
                                                               =========           =========           =========

         A reconciliation of the beginning and ending balances of benefit obligations and the funded status of the plans are as follows (in thousands):

                                                                September 30,         October 1,
                                                                     2001                2000
                                                                 ------------         ----------
         Change in benefit obligations:
         Benefit obligation at beginning of year                   $  31,669           $  28,651
         Service cost before expenses                                    106                 132
         Interest cost                                                 2,523               2,184
         Benefit payments                                             (2,710)             (2,827)
         Actuarial (gain)/loss                                         4,212               3,529
                                                                   ---------           ---------
         Benefit obligation at end of year                         $  35,800           $  31,669
                                                                   =========           =========
         Reconciliation of funded status:
         Benefit obligation at end of year                         $  35,800           $  31,669
         Unrecognized actuarial loss                                  (9,772)             (5,980)
         Unrecognized prior service credit                               218                 232
         Unrecognized transition obligation                           (2,624)             (2,999)
                                                                   ---------           ---------
         Net amount recognized at year-end                         $  23,622           $  22,922
                                                                   =========           =========

         The weighted average discount rate assumptions were 7.25% at September 30, 2001, 7.5% at October 1, 2000 and 6.75% at September 26, 1999.

         The assumed healthcare cost trend rate used in measuring the healthcare benefits for Fiscal 2001 through Fiscal 2005 was a 7.5% average annual rate of increase in the per capita cost healthcare benefits. This rate is assumed to change over the years as follows: 7.0% for the fiscal years beginning 2006, 6.5% for the fiscal years beginning 2011, 6.0% for the fiscal years beginning 2016, and 5.5% for the fiscal years beginning 2021 and later.

         Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plan. A one-percentage-point change in assumed cost trend would have the following effects for Fiscal 2001(in thousands):

                                                              1% Point Increase      1% Point Decrease
                                                              -----------------      -----------------
         Effect on total of service and interest
           cost components for 2001                                $    313            $   (261)

         Effect on year-end 2001 post-retirement
           benefit obligation                                         3,878              (3,258)

         Post-retirement Benefit Plan

         Effective October 1, 1998, the Company established an unfunded post-retirement defined benefit plan for officers and certain key employees of the Company (see Note 25).

         The components of net periodic benefit costs are as follows (in thousands):

                                                              September 30,        October 1,         September 26,
                                                                  2001                2000                 1999
                                                              -------------       -----------         -------------
         Service cost                                          $      488          $      487          $      525
         Interest cost                                                 72                  35                   -
                                                               ----------          ----------          ----------
         Net periodic benefit cost                             $      560          $      522          $      525
                                                               ==========          ==========          ==========

         The following table provides a reconciliation of the changes in the plan's benefit obligations and a reconciliation of the funded status for Fiscal 2001 and Fiscal 2000 (in thousands):

                                                                  September 30,        October 1,
                                                                      2001                2000
                                                                  -------------        ----------
         Accrued benefit obligation at beginning of year           $      962          $      525
         Service cost                                                     488                 487
         Interest cost                                                     72                  35
         Benefits paid or transferred                                       -                 (85)
                                                                   ----------          ----------
         Accrued benefit obligation at end of year                 $    1,522          $      962
                                                                   ==========          ==========

         Projected benefit obligation                              $    1,566          $      903
         Unrecognized (loss) gain                                         (44)                 59
                                                                   ----------          ----------
         Accrued benefit obligation at end of year                 $    1,522          $      962
                                                                   ==========          ==========

         The discount rate used as of September 30, 2001 and October 1, 2000 was 7.25% and 8.0%, respectively.

         In connection with the post-retirement defined benefit plan, the Company purchased life insurance contracts on the lives of officers and certain key employees of the Company during Fiscal 1999. Life insurance premiums of approximately $454,000 and $482,000 were paid by the Company in Fiscal 2001 and Fiscal 2000, respectively, for these policies. As of September 30, 2001 and October 1, 2000, approximately $981,000 and $660,000, respectively, have been capitalized to reflect the cash surrender value of the contracts.

         During Fiscal 2000, the post-retirement defined benefit plan was amended for the officers of the Company. The amendment provided for extended plan benefits. The extended benefits were immediately vested and fully funded through life insurance products. The Company funded and recognized an expense of approximately $2,300,000 in Fiscal 2000 in connection with the plan amendment. This amount is included in selling and administrative costs in Fiscal 2000.

         Other Benefit Plans

         The Company provided additional retirement benefits to the union wage employees of the UEP division through a defined contribution savings plan through December 2000. The plan provided for employee contributions and employer matching contributions to employee savings. Employer contributions were at rates per hour ranging generally from $.05 to $.66 based on years of service. The expenses pertaining to this plan amounted to approximately $13,000, $32,000 and $54,000 for Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively. See Note 25.

         In addition, the Company provides a savings plan under Section 401(k) of the Internal Revenue Code. The savings plan covers all eligible salaried and non-union wage employees of the Company. The savings plan allows all eligible employees to defer up to 15% of their income on a pre-tax basis through contributions to the savings plan. For every dollar an employee contributes, the Company may contribute an amount equal to 25% of each participant's before-tax obligation up to 6% of the participant's compensation. Such employer contribution may be made in cash or in Company common stock. The expenses pertaining to this savings plan for continuing operations were approximately $164,000, $84,000 and $40,000 for Fiscal 2001, Fiscal 2000 and Fiscal 1999,
         respectively. During Fiscal 2001, Fiscal 2000 and Fiscal 1999, the Company contributed 19,993, 17,206 and 39,344 shares of its common stock with a market value of approximately $124,000, $219,000 and $199,000, respectively, to the savings plan. These contributions included contributions to employees of discontinued operations for UAS and UEP in Fiscal 2001 and UAS, UEP and HPPI in Fiscal 2000 and Fiscal 1999.

         On August 4, 2000, the Board of Directors of the Company approved a special contribution of Company common stock to the Company's 401(k) savings plan for the plan years ended December 31, 2000 and December 31, 1999. The contribution was made to eligible plan participants employed by the Company and certain of the Company's subsidiaries during Fiscal 2001. The amount of the contribution was approximately $2,235,000 and was made through a re-issuance of 298,612 shares of the Company's common stock from treasury. As of September 30, 2000, approximately $1,192,000 had been accrued and charged to selling and administrative expenses of continuing operations and approximately $965,000 had been accrued and charged to discontinued operations. Of the remaining expense recognized in Fiscal Year 2001, $49,000 was charged to selling and administrative of continuing operations and $29,000 was charged to discontinued operations.

20.      SALE OF THE AUTOMOTIVE DIVISION OF THE COATED FABRICS SEGMENT

         In Fiscal 1999, the Company finalized its sale of the automotive operations of the Coated Fabrics segment in Port Clinton, Ohio to Canadian General-Tower, Limited. The original sale agreement was signed on October 17, 1997 and the closings occurred in stages between October 1997 and July 1999. In connection with the finalization of the sale, the Company recognized a gain of $667,000 in Fiscal 1999. The gain is included in the discontinued operations of the Coated Fabrics segment. See Note 25.

21.      INCOME (LOSS) PER COMMON SHARE

         For the years ended September 30, 2001, October 1, 2000 and September 26, 1999, the weighted average number of common shares outstanding for the calculation of basic and diluted earnings per share was 26,286,148, 24,937,364 and 24,315,992, respectively. Inclusion of stock options to purchase 6,067,219, 5,936,619 and 3,695,060, respectively, shares of common stock at various prices and warrants to purchase 732,790, 735,770 and 1,075,070, respectively, shares of common stock at $2.1875 per share in the calculation of diluted earnings per share would have been antidilutive.

22.      RELATED PARTY TRANSACTIONS

         The Company had an agreement with an investment banking firm, in which one of the Company's directors is a principal, that expired on December 31, 2000. The investment banking firm has provided financial advisory services to the Company for fees of approximately $2,452,000 and $157,000 during Fiscal 2000 and Fiscal 1999, respectively. Of the $2,452,000 incurred in Fiscal 2000, approximately $1,959,000 was paid in connection with the Spartech Sale and $428,000 was paid in connection with the acquisition of Sterling. No fees were paid to this investment banking firm in Fiscal 2001.

         During the fiscal years ended September 30, 2001, October 1, 2000 and September 26, 1999, the Company incurred legal fees of approximately $117,000, $448,000 and $299,000, respectively, with a law firm of which one of the Company's directors is a senior partner. Approximately $164,000 of legal fees incurred in Fiscal 2000 were paid in connection with the acquisition of Sterling and the related common stock registration.

         During Fiscal 2001, the Company incurred legal fees of approximately $530,000 to two other law firms of which two of the Company's directors are partners. During Fiscal 2000, the Company incurred approximately $117,000 of legal fees to one of these firms. No legal fees were paid to either of these firms during Fiscal 1999.

         During Fiscal 2000, the Company paid approximately $17,000 to a relative of one of the Company's executive officers for consulting services. No fees were paid to this relative in Fiscal 2001 or Fiscal 1999.

23.      SEGMENT INFORMATION

         The Company adopted SFAS No. 131, Disclosures About Segments of Enterprise and Related Information, which establishes standards for reporting information about a Company's operating segments, in the fourth quarter of Fiscal 1999. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing performance of the segment.

         The Company's operations are classified as one reportable segment:
         Compound Semiconductor and Optoelectronics. The Compound Semiconductor and Optoelectronics segment manufactures wafers, epitaxial wafers, dies and package-ready dies used in high brightness light-emitting diodes
         (LEDs), power amplification and radio frequency applications.

         The Compound Semiconductor and Optoelectronics segment includes Uniroyal Compound Semiconductors, Inc. and its subsidiaries, Uniroyal Optoelectronics, LLC, Sterling Semiconductor, Inc. and NorLux Corp. All other subsidiaries are considered part of the corporate office.

         The Company's assets and operations are located in the United States. The principal markets for the Company's products are in the United States and Asia. Export sales to foreign countries, based upon where the products are shipped, were approximately $1,629,000, $1,885,000 and $444,000 in Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively. In Fiscal 2001, there were sales to three customers that represented approximately 24.6%, 14.0% and 10.9%, respectively, of consolidated net sales. In Fiscal 2000, sales to four customers represented 24.2%, 17.4%, 14.5% and 11.2%, respectively, of consolidated net sales. In Fiscal 1999, sales to two customers represented 45.7% and 25.7%, respectively, of consolidated net sales.

         The accounting policies of the segment are the same as those described in the summary of significant accounting policies. Management evaluates a segment's performance based upon profit or loss from operations before interest and income taxes.

         Segment data for Fiscal 2001, Fiscal 2000 and Fiscal 1999 was as follows (in thousands):

                                                              September 30,      October 1,       September 26,
                                                                   2001             2000              1999
                                                              -------------     -----------       -------------
        Net Sales:
           Compound Semiconductor and Optoelectronics          $    5,063       $    3,023         $      485
                                                               ==========       ==========         ==========
        Operating (loss) income:
           Compound Semiconductor and Optoelectronics          $  (45,505)      $  (25,841)        $   (5,080)
           Corporate                                               (8,560)         (22,882)            (5,102)
                                                               ----------       ----------         ----------
        Total                                                  $  (54,065)      $  (48,723)        $  (10,182)
                                                               ==========       ==========         ==========
        Identifiable assets:
           Compound Semiconductor and Optoelectronics          $   98,251       $   74,823         $   22,474
           Corporate                                               12,958           77,948             45,110
           Discontinued operations                                 28,694           26,861             25,724
                                                               ----------       ----------         ----------
        Total                                                  $  139,903       $  179,632         $   93,308
                                                               ==========       ==========         ==========
        Depreciation and other amortization:
           Compound Semiconductor and Optoelectronics          $   13,566       $    4,906         $      210
           Corporate                                                  409              576                720
                                                               ----------       ----------         ----------
        Total                                                  $   13,975       $    5,482         $      930
                                                               ==========       ==========         ==========
         Capital Expenditures:
           Compound Semiconductor and Optoelectronics          $   28,660       $   16,613         $   21,353
           Corporate                                                    -              147                787
           Discontinued operations                                    926           12,287              8,677
                                                               ----------       ----------         ----------
        Total                                                  $   29,586       $   29,047         $   30,817
                                                               ==========       ==========         ==========

         Included in the operating loss of the Compound Semiconductor and Optoelectronics segment are the following corporate overhead allocations for Fiscal 2001, Fiscal 2000 and Fiscal 1999, respectively:
         $1,616,000, $1,207,000 and $875,000.

         In Fiscal 2001, the amount of loss on assets to be disposed of included in Corporate approximates $703,000. The amount of loss on assets to be disposed of included in the Compound Semiconductors and Optoelectronics segment approximates $686,000. The acquired IPR&D of $250,000 is included in the Compound Semiconductor and Optoelectronics segment. The write-down of goodwill of $9,816,000 is included in the Compound Semiconductor and Optoelectronics segment.

         In Fiscal 2000, the gain on the sale of the preferred stock investment, the provision for uncollectible note receivable, the write-down of the technology license and $1,116,000 of the loss on assets to be disposed of (related to the real property) are included in Corporate. The acquired IPR&D is included in the Compound Semiconductor and Optoelectronics segment.

         In Fiscal 1999, the gain on the sale of preferred stock is included in Corporate.

24.      QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (in thousands):

                                          First Quarter     Second Quarter     Third Quarter     Fourth Quarter
                                          -------------     --------------     -------------     --------------
         Fiscal 2001
         -----------
         Net sales                          $     1,166       $     1,004       $     1,164         $     1,729

         Gross profit (loss)                         (3)             (327)             (844)               (484)

         Net loss                           $    (4,862)           (5,901)(1)        (6,130)(2)         (34,942)(3)

         Basic loss per share               $     (0.19)      $     (0.23)      $     (0.23)        $     (1.28)

         Diluted loss per share             $     (0.19)      $     (0.23)      $     (0.23)        $     (1.28)

         (1) Includes the following unusual adjustment:
               o loss on assets to be disposed of totaling approximately $492,000 (net of tax).

         (2) Includes the following unusual adjustment:
               o loss on assets to be disposed of totaling approximately $316,000 (net of tax).

         (3) Includes the following unusual adjustments:
               o write-down of goodwill of approximately $9,816,000 for which there is no tax effect;
               o  establishment of a deferred tax
                  asset valuation allowance of approximately $17,870,000;
               o write-off of purchased in-process research and development of approximately $157,000 (net of tax);
               o loss on assets to be disposed of totaling approximately $59,000 (net of tax); and
               o loss of approximately $522,000 (net of taxes) resulting from the finalization of the HPPI purchase price.


         Fiscal 2000                      First Quarter    Second Quarter     Third Quarter     Fourth Quarter
         -----------                      -------------    --------------     -------------     --------------

         Net sales                          $      614        $      902        $      304          $   1,203

         Gross profit (loss)                       190               190                (7)              (310)

         Net income (loss)                       2,420            60,225 (1)        (1,827)           (14,131) (2)

         Basic earnings (loss) per
           share                            $     0.10        $     2.44        $    (0.07)         $   (0.54)

         Diluted earnings (loss)
           per share                        $     0.09        $     2.08        $    (0.07)         $   (0.54)

         (1) Includes the following unusual adjustments:
               o gain of approximately $57,118,000 (net of tax) related to the sale of HPPI;
               o incentive payments and benefit costs to and for officers and directors related to the achievement of certain strategic initiatives of approximately $3,324,000 (net of tax);
               o provision for an uncollectible note receivable of approximately $3,286,000 (net of tax);
               o loss on assets to be disposed of totaling approximately $1,356,000 (net of tax); and
               o tax benefit of approximately $13,702,000 related to the utilization of a capital loss carryforward.

         (2) Includes the following unusual adjustments:
               o reduction in the selling price of HPPI of approximately $1,297,000 (net of tax);
               o write-off of purchased in-process research and development of $6,590,000 for which there is no tax effect;
               o write-off of approximately $2,440,000 (net of tax) related to the technology license; and
               o accrual of approximately $1,316,000 (net of tax) related to a special contribution to the Company's 401(k) plan.


25.      SUBSEQUENT EVENTS

         Proposed Sale of UEP

         On January 7, 2002, the Company formalized a plan to sell its Uniroyal Engineered Products division, which comprises its Coated Fabrics segment. The Company is marketing the Coated Fabrics business through an investment banker. The Company anticipates that a sale will occur by April 2002, and should result in a gain.

         The net assets of the discontinued operations of UEP have been segregated on the September 30, 2001 and October 1, 2000 consolidated balance sheets, the components of which are as follows (in thousands):

         Net Assets of Discontinued Operations of UEP

                                                                       September 30,          October 1,
                                                                            2001                 2000
                                                                       -------------         -----------
        Assets:
        Cash                                                            $         2          $         2
        Trade accounts receivable                                             3,010                3,327
        Inventories                                                           6,506                6,655
        Prepaids and other assets                                                36                   48
        Property, plant and equipment - net                                   7,300                8,597
        Other assets - net                                                    2,096                2,286
                                                                        -----------          -----------
        Total assets                                                         18,950               20,915
                                                                        -----------          -----------


        Liabilities:
        Current portion of long-term debt                                       166                  143
        Trade accounts payable                                                2,341                1,956
        Compensation and benefits                                               825                1,036
        Taxes, other than income                                                 52                   46
        Other accrued expenses                                                  180                  516
        Long-term debt                                                          269                  368
        Other liabilities                                                       526                  821
                                                                        -----------          -----------
        Total liabilities                                                     4,359                4,886
                                                                        -----------          -----------
        Net assets of discontinued operations of UEP                    $    14,591          $    16,029
                                                                        ===========          ===========

         The results of operations for all periods presented have been restated for discontinued operations of UEP. The operating results of discontinued operations of UEP are as follows (in thousands):

                                                                                 Fiscal Years Ended
                                                               ------------------------------------------------------
                                                                September 30,         October 1,        September 26,
                                                                    2001                 2000               1999
                                                               --------------       ------------        -------------

Net sales                                                      $    27,799          $    33,651          $  42,341
Cost of goods sold                                                  22,488               26,181             31,655
Selling and administrative                                           3,765                4,867              4,837
Depreciation and other amortization                                  1,762                1,719              1,702
Loss on assets to be disposed of                                         -                  657                  -
Gain on sale of division                                                 -                    -               (667)
                                                               -----------          -----------          ---------
(Loss) income before interest expense and income taxes                (216)                 227              4,814
Interest expense - net                                                 (22)                 (26)               (28)
                                                               -----------          -----------          ---------
(Loss) income before taxes                                            (238)                 201              4,786
Income tax expense                                                    (143)                (310)            (2,052)
                                                               -----------          -----------          ---------

Net (loss) income from discontinued operations of UEP          $      (381)         $      (109)         $   2,734
                                                               ===========          ===========          =========

         Liquidity

         At December 30, 2001, the Company's principal source of liquidity is $2,024,000 of cash and $711,000 of availability under a revolving credit facility. In January 2002, the Company laid off 90 employees in an effort to reduce operating costs and formalized its plans to sell the Coated Fabrics segment in an effort to generate cash. The Company has begun the due diligence process with a number of potential buyers of the Company's Coated Fabrics segment. The Company continues to seek additional sources of financing for its operations and is exploring the sale of certain other assets as well.

         To further reduce future benefit plan expenses and cash outflows, the split dollar life insurance plan for executives and the defined benefit retirement plan were terminated on December 28, 2001. This resulted in a reduction of net assets and additional expense to the Company of approximately $471,000, which was recorded in the first quarter of Fiscal 2002.

         As of February 1, 2002, the Company has delayed certain promissory note payments, capital lease payments and vendor payments due. The Company continues to work with its debt holders and vendors on achievable payment plans and has not been formally notified of any instance of default. Under the terms of the capital lease agreements, acceleration of the debt payments will not occur unless the Company has been notified of an instance of default.

         On February 1, 2002, the Company received, from a party affiliated with the original purchaser of UAS, $1,326,000 for the sale of a subordinated note, the preferred stock and warrants, the combined face value of which totaled $4,000,000, and which were received in connection with the sale of the Company's Specialty Adhesives segment(see Note 6). In anticipation of the sale of the note, preferred stock and warrants, the Company reduced the gain on the sale of the discontinued operations of the Specialty Adhesives segment by approximately $2,674,000 in the first quarter of Fiscal 2002.

         On February 11, 2002, the Company reached a settlement with AFG-NVC, LLC (Note 15) whereby the Company has agreed to pay AFG-NVC, LLC $650,000 in the form of a secured promissory note and 300,000 shares of the Company's common stock (valued at approximately $135,000 at the time of settlement). The promissory note is secured by a security interest in the Company's Stirling, New Jersey facility, which is currently held for sale. The term of the note is one year and is due in full at maturity. Interest is payable quarterly at 8% per annum. The Company recorded the $785,000 settlement during the first quarter of Fiscal 2002.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Uniroyal Technology Corporation

We have audited the consolidated balance sheets of Uniroyal Technology Corporation and subsidiaries (the "Company") as of September 30, 2001, and October 1, 2000, and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders' equity and cash flows for the years ended September 30, 2001, October 1, 2000, and September 26, 1999, and have issued our report thereon dated December 21, 2001 (February 11, 2002 as to Note 25)(included in this Form 8-K), which report is unqualified and contains an explanatory paragraph regarding the Company's ability to continue as a going concern. Our audits also included the accompanying consolidated financial statement schedule included in this Form 8-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
December 21, 2001
 (February 11, 2002 as to Note 25)

                                                                                                                      SCHEDULE II


                                            UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARY
                                                   VALUATION AND QUALIFYING ACCOUNTS
                                                            (in thousands)



                                              COLUMN A       COLUMN B         COLUMN C         COLUMN D          COLUMN E
                                             ----------    ------------       ---------       ---------         ---------
                                                              CHARGED         ADDITIONS
                                              BALANCE AT    (CREDITED)TO       CHARGED                            BALANCE
                                              BEGINNING      COSTS AND         TO OTHER                          AT END OF
           DESCRIPTION                        OF PERIOD      EXPENSES           ACCTS.         DEDUCTION           PERIOD
   -------------------------------            ---------     -----------       ---------        ---------        ----------
  Allowance for Doubtful Accounts:                                              (a)             (b)
    Year ended September 30, 2001             $       5      $        -       $       -        $       -        $       5
                                              =========      ==========       =========        =========        =========

    Year ended October 1, 2000                $       -      $        -       $       5        $       -        $       5
                                              =========      ==========       =========        =========        =========

    Year ended September 26, 1999             $       -      $        -       $       -        $       -        $       -
                                              =========      ==========       =========        =========        =========
  Allowance for Customer Claims:

    Year ended September 30, 2001             $       -      $       43       $       -        $       -        $      43
                                              =========      ==========       =========        =========        =========

    Year ended October 1, 2000                $       -      $        -       $       -        $       -        $       -
                                              =========      ==========       =========        =========        =========

    Year ended September 26, 1999             $       -      $        -       $       -        $       -        $       -
                                              =========      ==========       =========        =========        =========
  Inventory Reserves:

    Year ended September 30, 2001             $      80      $      707       $       -        $     (19)       $     768
                                              =========      ==========       =========        =========        =========

    Year ended October 1, 2000                $       2      $       30       $      50        $      (2)       $      80
                                              =========      ==========       =========        =========        =========

    Year ended September 26, 1999             $       -      $        2       $       -        $       -        $       2
                                              =========      ==========       =========        =========        =========
  Deferred Tax Valuation Allowance:

    Year ended September 30, 2001             $       -      $   17,870       $       -        $       -        $  17,870
                                              =========      ==========       =========        =========        =========

    Year ended October 1, 2000                $  13,702      $  (13,702)      $       -        $       -        $       -
                                              =========      ==========       =========        =========        =========

    Year ended September 26, 1999             $       -      $   13,702       $       -        $       -        $  13,702
                                              =========      ==========       =========        =========        =========

(a) Represents recovery of amounts previously written-off and reserves established upon business acquisitions.

(b) Includes write-off of uncollectible accounts, customer returns and the write-off of obsolete inventory.